UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a)

Of The Securities Exchange Act Of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

A. O. Smith Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11270 West Park Place

Milwaukee, WI 53224

March 5, 2009

DEAR FELLOW A. O. SMITH STOCKHOLDER:

I am pleased to invite you to our Annual Meeting of Stockholders of A. O. Smith Corporation, to be held at A. O. Smith, 855 North Third Street, Tipp City, Ohio, on Tuesday, April 14, 2009, at 11:00 A.M., Eastern Daylight Time. At this meeting, you will be asked to vote for the election of directors, ratify the appointment of our independent registered public accounting firm, approve an amendment to the A. O. Smith Combined Incentive Compensation Plan to increase the authorized shares and consider any other business that may properly come before the meeting.

Again this year, we are taking advantage of the Securities and Exchange Commission rule that authorizes companies to furnish their proxy materials over the Internet. On March 5, 2009, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of February 16, 2009, which contains instructions for our stockholders’ use of this process, including how to access our Proxy Statement and Annual Report and how to vote on the Internet. On the date of mailing of the Notice, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

The Notice of Internet Availability of Proxy Materials will contain instructions to allow you to request copies of the proxy materials to be sent to you by mail. The proxy materials sent to you will include a Proxy Card that will provide you with instructions to cast your vote on the Internet, a telephone number you may call to cast your vote, or you may complete, sign and return the Proxy Card by mail.

You are cordially invited to attend the Annual Meeting of Stockholders in person. Even if you choose to attend in person, you are encouraged to review the proxy materials and vote your shares in advance of the meeting. Your vote is extremely important, and we appreciate your taking the time to vote promptly.

Sincerely,

Paul W. Jones

Chairman and Chief Executive Officer

March 5, 2009

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

The 2009 Annual Meeting of Stockholders of A. O. SMITH CORPORATION will be held at A. O. Smith, 855 North Third Street, Tipp City, Ohio, on Tuesday, April 14, 2009, at 11:00 A.M., Eastern Daylight Time, for the following purposes:

(1)	To elect our Board of Directors;

(2)	To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2009;

(3)	To approve an amendment to the A. O. Smith Combined Incentive Compensation Plan to increase the authorized shares of Common Stock by 1,250,000; and

(4)	To consider and act upon such other business as may properly come before the Annual Meeting.

Stockholders of record as of February 16, 2009, are entitled to vote at the Annual Meeting. The list of stockholders entitled to vote at the meeting will be available at our offices at 11270 West Park Place, Milwaukee, Wisconsin, as of April 1, 2009, for examination by stockholders for purposes related to the meeting.

Whether or not you plan to attend the meeting, we urge you to vote your shares over the Internet or via the toll-free telephone number, as we describe in the accompanying materials and the Notice of Internet Availability of Proxy Materials. As an alternative, if you received a paper copy of the Proxy Card by mail, you may sign, date and mail the Proxy Card in the envelope provided. No postage is necessary if mailed in the United States. Voting over the Internet, via the toll-free telephone number or mailing a Proxy Card will not limit your right to vote in person or to attend the Annual Meeting.

By Order of the Board of Directors,

James F. Stern

Executive Vice President,

General Counsel and Secretary

A. O. Smith Corporation

11270 West Park Place

Milwaukee, WI 53224

PROXY STATEMENT FOR 2009 ANNUAL MEETING

PROXY STATEMENT

2009 ANNUAL MEETING

GENERAL INFORMATION

This Proxy Statement is furnished to stockholders of A. O. Smith Corporation in connection with the solicitation by its Board of Directors of proxies for use at the Annual Meeting of Stockholders of our company to be held on April 14, 2009, at 11:00 A.M., Eastern Daylight Time, at 855 North Third Street, Tipp City, Ohio.

Under rules and regulations of the Securities and Exchange Commission, or “SEC”, instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner of our Common Stock and Class A Common Stock, we are furnishing proxy materials, which include our Proxy Statement and Annual Report, to our stockholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy via telephone or the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

We are mailing the Notice of Internet Availability of Proxy Materials on or about March 5, 2009, to each stockholder at the holder’s address of record.

Record Date

The record date for stockholders entitled to notice of and to vote at the meeting is the close of business on February 16, 2009 (the “Record Date”). As of the Record Date, we had issued 8,271,862 shares of Class A Common Stock, par value $5 per share, 8,239,267 shares of which were outstanding and entitled to one (1) vote each for Class A Common Stock directors and other matters. As of the Record Date, we had issued 24,277,600 shares of Common Stock, par value $1 per share, 21,950,945 shares of which were outstanding and entitled to one (1) vote each for Common Stock directors and one-tenth (1/10th) vote each for other matters.

Class Voting

Under our Restated Certificate of Incorporation, as long as the number of outstanding shares of our Common Stock is at least 10% of the aggregate number of outstanding shares of our Class A Common Stock and Common Stock, the holders of the Class A Common Stock and holders of the Common Stock vote as separate classes in the election of directors. The holders of our Common Stock are entitled to elect, as a class, 25% of our entire Board of Directors, and the holders of our Class A Common Stock are entitled to elect the remainder of the Board. The holders of our Class A Common Stock have the right to elect the remainder of the directors of the Board pursuant to the preceding sentence as long as the number of outstanding shares of our Class A Common Stock is 12.5% or more of the aggregate number of outstanding shares of our Class A Common Stock and Common Stock. Stockholders are entitled to one (1) vote per share in the election of directors for their class of stock.

Quorum

A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to constitute a quorum for purposes of holding the Annual Meeting. The voting by stockholders at the meeting is conducted by the inspectors of election. Abstentions and broker nonvotes, if any, are counted as present in determining whether the quorum requirement is met.

Required Vote

Directors are elected by a plurality of the votes cast, by proxy (whether by Internet, telephone or mail) or in person, with the holders voting as separate classes. This means that the nominees who receive the greatest number of votes cast are elected as directors. Consequently, any shares that are not voted, whether by abstention, broker nonvotes or otherwise, will have no effect on the election of directors.

For all other matters considered at the meeting, both classes of stock vote together as a single class, with the Class A Common Stock entitled to one (1) vote per share and the Common Stock entitled to one-tenth (1/10th) vote per share. Each such other matter is approved if a majority of the votes present or represented at the meeting are cast in favor of the matter, provided that, in the case of the proposal to approve an amendment to the A. O. Smith Combined Incentive Plan to increase authorized shares, a majority of the outstanding shares of Class A Common Stock and Common Stock are voted on the proposal. On such other matters, an abstention will have the same effect as a “no” vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker nonvote will have no effect on the vote.

Cost of Soliciting Proxies

The cost of soliciting proxies, including preparing, assembling and mailing the Notice of Internet Availability of Proxy Materials, Proxy Statement, form of proxy and other soliciting materials, as well as the cost of forwarding such material to the beneficial owners of stock, will be paid by us, except for some costs associated with individual stockholders’ use of the Internet or telephone. In addition to solicitation by mail, directors, officers, regular employees and others may also, but without compensation other than their regular compensation, solicit proxies personally or by telephone or other means of electronic communication. We may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy material to principals and beneficial owners.

How to Vote

Via the Internet – Stockholders can simplify their voting by voting their shares via the Internet as instructed in the Notice of Internet Availability of Proxy Materials. The Internet procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

Internet voting facilities for stockholders of record are available 24 hours a day and will close at 12:00 p.m. (CDT) on April 13, 2009. The Notice instructs you how to access and review all important information in the Proxy Statement and Annual Report. You will then be directed to select a link where you will be able to vote on the proposals presented here.

By Telephone – The Notice of Internet Availability of Proxy Materials includes a toll-free number you can call to request printed copies of proxy materials. The printed proxy materials include a different toll-free number that you can call for voting.

By Mail – Stockholders who receive a paper Proxy Card may elect to vote by mail and should complete, sign and date their Proxy Card and mail it in the pre-addressed envelope that accompanies the delivery of a paper Proxy Card. Proxy Cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by requesting a paper Proxy Card according to the instructions contained in the Notice of Internet Availability of Proxy Materials received from your broker or other agent, and then completing, signing and dating the Proxy Card provided by the brokers or other agents and mailing it in the pre-addressed envelope provided.

If you vote via the Internet, by telephone or by mailing a Proxy Card, we will vote your shares as you direct. For the election of directors, you can specify whether your shares should be voted for all, some or none of the nominees for director listed. With respect to the other items being submitted for stockholder vote, you may vote “for” or “against” any proposal or you may abstain from voting on any proposal.

If you submit a proxy via the Internet, by telephone or by mailing a Proxy Card without indicating your instructions, we will vote your shares consistent with the recommendations of our Board of Directors as stated in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials, specifically in favor of our nominees for directors, in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm and in favor of approval of the amendment to the A. O. Smith Combined Incentive Compensation Plan to increase authorized shares. If any other matters are properly presented at the Annual Meeting for consideration, then our officers named on your proxy will have discretion to vote for you on those matters. As of the date of the Notice of Internet Availability of Proxy Materials, we knew of no other matters to be presented at the Annual Meeting.

At the Annual Meeting – Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring such proxy to the Annual Meeting.

Revocation of Proxies

You may revoke your proxy at any time before the Annual Meeting by delivering written notice of revocation or a duly executed proxy bearing a later date to the Corporate Secretary of our company or by attending the meeting and voting in person.

Stockholders Sharing the Same Address

SEC rules permit us to deliver only one copy of the Notice of Internet Availability of Proxy Materials or a single set of proxy materials to multiple stockholders sharing the same address. Upon written or oral request, we will promptly deliver a separate copy of our 2008 Annual Report and/or this Proxy Statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders may notify our company of their requests by calling or writing Patricia K. Ackerman, Vice President, Investor Relations, A. O. Smith Corporation, P.O. Box 245008, Milwaukee, Wisconsin 53224-9508; (414) 359-4130.

PRINCIPAL STOCKHOLDERS

The following table shows persons who may be deemed to be beneficial owners (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of more than 5% of any class of our stock. Unless otherwise noted, the table reflects beneficial ownership as of December 31, 2008.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Class A Common Stock	Smith Investment Company* 11270 West Park Place Milwaukee, WI 53224[1]	8,067,252		97.9%

Class A Common Stock	Smith Family Trusts 11270 West Park Place Milwaukee, WI 53224[2]	4,253,266		51.6%

Common Stock	T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	1,776,410	[3]	8.1%

Common Stock	Smith Investment Company 11270 West Park Place Milwaukee, WI 53224[1]	1,559,076	[4]	7.1%

Common Stock	Barclays Global Investors, NA. 400 Howard Street San Francisco, CA 94105	1,376,639	[5]	6.3%

Common Stock	Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	1,292,300	[6]	5.9%

Common Stock	Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	1,135,307	[7]	5.2%

*	Throughout the balance of the Proxy Statement, Smith Investment Company is referred to as “SICO.”

[1]

Arthur O. Smith and Bruce M. Smith are co-filers with SICO on the Schedule 13D/A that SICO has filed with the SEC. 4,253,266 shares of A. O. Smith Class A Common Stock reported as beneficially owned by SICO in this table are also reported as beneficially owned by the Smith Family Trusts in this table as described in note (2) below.

[2]

The “Smith Family Trusts” are those certain individual members of the founding family of A. O. Smith Corporation and trusts for the benefit of certain members of the founding family of A. O. Smith Corporation who filed a Schedule 13D/A with the SEC. Each of the trusts has between one and three individual trustees, which include Arthur O. Smith, Bruce M. Smith and other individuals. Decisions of the trustees with respect to the voting and disposition of the shares are made by a vote of a majority of the trustees and, as a result, no single trustee has voting or investment authority over the shares held by any trust with more than one trustee. As of December 31, 2008, the Smith Family Trusts have shared voting and dispositive power with respect to all of the 4,253,266 shares of Class A Common Stock listed in the table above. Pursuant to our Restated Certificate of Incorporation, Class A Common Stock is convertible at any time at the option of the holder into Common Stock on a share-for-share basis. The Smith Family Trusts collectively own 52.7% of the outstanding shares of SICO and may be deemed to be the controlling shareholders of SICO and have indirect beneficial ownership of the Common Stock reported as owned by SICO. Although the Schedule 13D/A reports shares of Common Stock to the extent they represent the proportionate indirect interest of the Smith Family Trusts in SICO, the Smith Family Trusts disclaim beneficial ownership of the Common Stock owned by SICO.

[3]

These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Stock Fund, Inc. (which owns 1,232,700 shares, representing 5.6% of the Common Stock outstanding), for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

[4]

Pursuant to our Restated Certificate of Incorporation, Class A Common Stock is convertible at any time at the option of the holder into Common Stock on a share-for-share basis. For purposes of computing beneficial ownership of SICO’s Common Stock, assuming that all Class A Common Stock held by SICO was converted into Common Stock, SICO’s beneficial ownership of the Common Stock is 9,626,328 shares, which represents 32.1% of the class of Common Stock.

[5]

Based on the Schedule 13G it filed with the Securities and Exchange Commission on February 5, 2009, Barclays Global Investors, NA., holds 433,913 shares. With respect to those shares, Barclays Global Investors, NA., has sole voting power over 378,797 shares and sole dispositve power over 433,913 shares. Barclays Global Fund Advisors holds 927,616 shares. With respect to those shares, Barclays Global Fund Advisors has sole voting power over 670,471 shares and sole dispositive power over 927,616 shares. Barclays Global Investors Ltd. holds 15,110 shares. With respect to those shares, Barclays Global Investors Ltd. has sole voting power over 625 shares and sole dispositive power over 115,110 shares.

[6]

These securities are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. (“FRI”). Franklin Advisory Services, LLC, an investment management subsidiary of FRI, holds 1,275,000 shares with respect to which it has sole voting power and 1,292,300 shares with respect to which it has sole dispositive power. FRI and its subsidiaries disclaim beneficial ownership of such securities.

[7]

Dimensional Fund Advisors LP (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses sole voting power with respect to 1,079,679 shares and sole dispositive power with respect to 1,135,307 shares. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, Dimensional may be deemed to be the beneficial owner of the shares held by the Funds. However, Dimensional disclaims beneficial ownership of such securities.

Information on beneficial ownership is based upon Schedules 13D or 13G filed with the SEC and any additional information that any beneficial owners may have provided to us.

ELECTION OF DIRECTORS

Ten directors are to be elected to serve until the next succeeding Annual Meeting of Stockholders and thereafter until their respective successors are duly elected and qualified. Owners of Class A Common Stock are entitled to elect seven directors, and owners of Common Stock are entitled to elect the three remaining directors.

It is intended that proxies we are soliciting will be voted for the election of the nominees named below. Proxies will not be voted for a greater number of persons than the ten nominees named below. All nominees have consented to being named in the Proxy Statement and to serve if elected. If any nominee for election as a director shall become unavailable to serve as a director, then proxies will be voted for such substitute nominee as the Board of Directors may nominate.

The following information has been furnished to us by the respective nominees for director. Each nominee has been principally engaged in the employment indicated for the last five years unless otherwise stated.

NOMINEES – CLASS A COMMON STOCK

RONALD D. BROWN – Retired Chairman, President and Chief Executive Officer, Milacron Inc.

Mr. Brown, 55, has been a director of our company since 2001. He is the Chairperson of the Nominating and Governance Committee, a member of the Personnel and Compensation Committee of the Board and a member of the Special Committee appointed by the Board to evaluate the proposed merger with SICO. Mr. Brown was chairman and chief executive officer of Milacron Inc. from 2001 to 2008. He previously was president and chief operating officer of Milacron Inc. from 1999 through 2001. He joined Milacron Inc. in 1980. Milacron is a global leader in plastic processing and metalworking fluid technologies.

Effective upon consummation of our proposed merger with SICO described in more detail below under “Governance of Our Company – Compensation Committee Interlocks and Insider Participation,” the Board of Directors has designated Mr. Brown as a director elected by the holders of the Common Stock to serve until our next annual meeting of stockholders. Accordingly, Mr. Brown will resign as a Class A director upon approval of the merger and will be appointed by the Board of Directors to serve as a Common Stock director, to serve in that capacity until the next annual meeting of stockholders, at which time he will be a Common Stock director nominee.

WILLIAM F. BUEHLER – Retired Vice Chairman of the Board of Directors, Xerox Corporation.

Mr. Buehler, 69, has been a director of our company since 1998. He is the Chairperson of the Personnel and Compensation Committee and a member of the Nominating and Governance Committee of the Board. Mr. Buehler was vice chairman of the board of directors and president-Industry Solutions Operations of Xerox Corporation from 1999 through 2000. He joined Xerox Corporation in 1991 as executive vice president and chief staff officer. Xerox Corporation is a leader in the global document market, providing document solutions that enhance business productivity. Prior to joining Xerox, he spent 27 years with AT&T Corporation. Mr. Buehler is a director of Quest Diagnostics, Inc.

GLOSTER B. CURRENT, JR. – Vice President Corporate Affairs and Assistant to the Chief Executive Officer, Northwestern Mutual Life Insurance Company.

Mr. Current, 63, has been a director of our company since 2007. He is a member of the Audit Committee of the Board. Mr. Current was appointed vice president corporate affairs and assistant to the chief executive officer of Northwestern Mutual Life Insurance Company in 2007 and has announced his retirement from such position effective April 30, 2009. He served as vice president of policyowner services from 2006 to 2007 and as an executive officer from 2004 through the present. He joined Northwestern Mutual Life Insurance Company as vice president, corporate planning in 2003. Prior to joining Northwestern Mutual Life Insurance Company, he was vice president and chief marketing officer of Lincoln Financial Group from 1995 to 2003. Northwestern Mutual Life Insurance Company is the nation’s largest direct provider of individual life insurance.

PAUL W. JONES – Chairman of the Board and Chief Executive Officer.

Mr. Jones, 60, has been a director of our company since 2004. He is a member of the Investment Policy Committee of the Board. He was elected chairman of the board, president and chief executive officer effective December 31, 2005. He was president and chief operating officer from 2004 to 2005. Prior to joining A. O. Smith, he was chairman and chief executive officer of U.S. Can Company, Inc. from 1998 to 2002. He previously was president and chief executive officer of Greenfield Industries, Inc. from 1993 to 1998 and president from 1989 to 1992. Mr. Jones is a director of Bucyrus International, Inc. and Federal Signal Corporation.

BRUCE M. SMITH – Chairman of the Board, President and Chief Executive Officer, Smith Investment Company.

Mr. Smith, 60, has been a director of our company since 1995. He is the Chairperson of the Investment Policy Committee and a member of the Personnel and Compensation Committee of the Board. He was elected chairman and chief executive officer of SICO in 1999, and was elected president of SICO in 1993. Shares of our Class A Common Stock and Common Stock are SICO’s principal asset, representing a controlling position in our company. Mr. Smith is a director of SICO. Mr. Smith also is a manager of Smith Investment Company, LLC, an entity that holds all of the assets and liabilities of SICO (other than our Class A Common Stock and Common Stock owned by SICO) as of January 19, 2009. Mr. Smith is a first cousin of Mark D. Smith, also a director of our company. Roger S. Smith, brother of director Bruce M. Smith, is a long-standing employee of our company employed in a non-executive capacity as Manager-Community and Legislative Affairs.

MARK D. SMITH – Business Manager, Strattec Security Corporation.

Mr. Smith, 47, has been a director of our company since 2001. He is a member of the Audit Committee of the Board. He has served as a product business manager for Strattec Security Corporation since 1997. Strattec Security Corporation designs, develops, manufactures and markets mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, and related access control products for major automotive manufacturers. Mr. Smith is a first cousin of Bruce M. Smith, also a director of our company. Arthur O. Smith, III, brother of director Mark D. Smith, is a long-standing employee of our company employed in a non-executive capacity as Manager of Business Analysis at A. O. Smith Electrical Products Company.

GENE C. WULF – Senior Vice President and Chief Financial Officer, Bemis Company, Inc.

Mr. Wulf, 58, has been a director of our company since 2003. He is the Chairperson of the Audit Committee of the Board. Mr. Wulf has been a director of Bemis Company since 2006. Mr. Wulf was elected senior vice president and chief financial officer of Bemis Company, Inc. in 2005. He previously was vice president, chief financial officer and treasurer from 2002 through 2005 and was vice president and controller from 1998 through 2002. Bemis Company, Inc. is one of the largest flexible packaging companies in the Americas and a major manufacturer of pressure sensitive materials used in labels, decorating and signage. Mr. Wulf is a director of Bemis Company, Inc.

NOMINEES – COMMON STOCK

WILLIAM P. GREUBEL – Retired Director, Wabash National Corporation.

Mr. Greubel, 57, has been a director of our company since 2006. He is a member of the Nominating and Governance Committee and the Personnel and Compensation Committee of the Board and the Chairperson of the Special Committee appointed by the Board to evaluate the proposed merger with SICO. Mr. Greubel was the chief executive officer of Wabash National from 2002 to 2007, and has held various director positions with Wabash National, including chairman and executive director, until his retirement as a director in 2009. Wabash National is one of the leading manufacturers of semi truck trailers in North America, specializing in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, and intermodal equipment. Mr. Greubel previously was chief executive officer of Accuride Corporation from 1998 until 2002 and president from 1994 until 1998.

ROBERT J. O’TOOLE – Retired Chairman of the Board and Chief Executive Officer, A. O. Smith Corporation.

Mr. O’Toole, 68, has been a director of our company since 1986. He is a member of the Investment Policy Committee of the Board. He was chairman of the board of our company from 1992 through 2005 and chief executive officer from 1989 through 2005. Mr. O’Toole is a director of Briggs & Stratton Corporation, Factory Mutual Insurance Company and Marshall & Ilsley Corporation.

IDELLE K. WOLF – Retired President, Barnes Distribution.

Ms. Wolf, 56, has been a director of our company since 2005. She is a member of the Audit Committee of the Board and a member of the Special Committee appointed by the Board to evaluate the proposed merger with SICO. Ms. Wolf was president of Barnes Distribution from 2006 to 2007 and vice president of Barnes Group Inc. from 2000 to 2007. She previously was president of Barnes Distribution North America from 2004 through 2005. She joined Barnes Group Inc. as vice president and as chief operating officer of Barnes Distribution in 2000. Barnes Distribution is a leading distributor of maintenance, repair, operating and production supplies with distribution centers in North America, Europe and Asia.

GOVERNANCE OF OUR COMPANY

The Board of Directors

Our business is managed under the direction of the Board of Directors, who are elected by the stockholders. Directors meet their responsibilities by participating in meetings of the Board of Directors and Board Committees on which they sit, through communication with our Chairman and Chief Executive Officer and other officers and employees, by consulting with our independent registered public accounting firm and other third parties, by reviewing materials provided to them, and by visiting our offices and plants. During 2008, the Board held five regular meetings and three special meetings. The Committees of the Board of Directors held a total of 44 meetings, including 19 meetings of a Special Committee composed entirely of independent directors to evaluate our proposed merger with SICO, described in more detail below under “Governance of Our Company – Compensation Committee Interlocks and Insider Participation.” All directors attended at least 75% of the meetings of the Board and Committees on which they served during 2008. Although we have no formal policy on directors attending our Annual Meeting of Stockholders, all directors except one attended in 2008.

The non-management directors of the Board met in executive session without management present five times in 2008. The presiding director at such meetings rotates on an annual basis among the chairpersons of the following Committees in the following order: Nominating and Governance Committee, Audit Committee, and Personnel and Compensation Committee. The presiding director during the period April, 2008 to April, 2009 has been the Chairperson of the Nominating and Governance Committee, and for the period April, 2009 to April, 2010 will be the Chairperson of the Audit Committee. Any party wishing to communicate with the presiding director may send correspondence to the Presiding Director, c/o James F. Stern, Corporate Secretary, A. O. Smith Corporation, 11270 West Park Place, P.O. Box 245008, Milwaukee, Wisconsin 53224-9508.

Director Independence and Financial Literacy.    A single investor, SICO, currently controls more than 50% of the voting power, and therefore, we are a “controlled company” under the New York Stock Exchange (“NYSE”) rules. In this regard, as of December 31, 2008, SICO owned 97.9% of Class A Common Stock and 7.1% of Common Stock and, due to the differing voting rights of each class of stock, to a large extent SICO is in a position to control the outcome of matters requiring a stockholder vote. As a controlled company, under NYSE rules we may elect to not have a majority of independent directors or compensation or governance committees consisting solely of independent directors.

Notwithstanding our status as a controlled company, we are committed to a Board in which a majority of our members consist of independent directors. As described in the Corporate Governance Guidelines available on our website, www.aosmith.com, we apply the NYSE rules to determine director independence. The Nominating and Governance Committee annually evaluates the independence of each director and makes recommendations to the Board. As part of this process, the Committee reviewed the detailed Directors’ and Officers’ Questionnaires completed annually by each director, which require disclosure of any related party transaction. No related party transactions, as defined by SEC rules, were reported except as set forth below under “Compensation Committee Interlocks and Insider Participation.” In making its recommendations, the Committee also applied the NYSE rules and evaluated any other legal, accounting and family relationships between directors and us. In particular, even though it is not a reportable related party transaction under SEC rules, the Committee considered that the brothers of Bruce M. Smith and Mark D. Smith are long-standing employees employed in non-executive capacities. The Committee determined that their employment is immaterial for governance purposes and does not affect the independence of either director.

The Board has determined that Messrs. Brown, Buehler, Current, Greubel, Wulf and Mark D. Smith and Ms. Wolf meet the NYSE independence requirements. Mr. O’Toole previously had been considered a non-management director due to his past executive officer position with us. However, since more than three years have elapsed since his retirement, the Board has determined that Mr. O’Toole is now considered independent. Mr. Jones is considered a management director by virtue of his current position as an executive officer of our company. With respect to Mr. Bruce M. Smith, the Board determined that he is a non-management director, but not independent due to his current executive officer position with SICO, our largest stockholder with a controlling interest. The Board has elected to exercise the “controlled company” exemption under the NYSE rules with respect to Bruce M. Smith’s participation on the Personnel and Compensation Committee. In this regard, the Board determined that Bruce M. Smith uniquely represents the best interests of stockholders by virtue of his position with SICO and should continue to serve on this Committee. The Board has not elected to exercise this exemption in any other respect.

The Board recognizes that the NYSE rules require financial literacy of Audit Committee members only. Notwithstanding that, as a best practice, the Board has reviewed the qualifications and experience of its members and determined that each director is financially literate within the meaning of the NYSE rules.

Board Information and Stockholder Communications.    We are committed to making our corporate governance information accessible to stockholders and other interested parties. Accordingly, on our website, www.aosmith.com, under the “Investor Relations” heading, and then “Corporate Governance” subheading, we have published the A. O. Smith Corporation Guiding Principles, Financial Code of Ethics, Corporate Governance Guidelines, Criteria for Selecting Board of Director Candidates, a list of the Board of Directors and Committee Assignments, Stockholder Contacts to Communicate with Directors, and the Charters for the Audit, Investment Policy, Nominating and Governance, and Personnel and Compensation Committees. Further, SEC filings, including our Form 10-K, Form 10-Q, Form 8-K, Proxy Statement and Section 16 filings, are available for review on this website under the heading “Investors.” Stockholders may also request that these documents be mailed by sending their request to the address provided below.

We encourage communication with our directors. Any interested party may communicate with a particular director, all directors or the presiding director by mail or courier addressed to him/her or the entire Board in care of the Corporate Secretary at the following address:

c/o James F. Stern, Corporate Secretary

A. O. Smith Corporation

11270 West Park Place

P.O. Box 245008

Milwaukee, WI 53224-9508

The Corporate Secretary will forward this communication unopened to the addressed director.

Compensation Committee Interlocks and Insider Participation.    The members of the Personnel and Compensation Committee are Ronald D. Brown, William F. Buehler, William P. Greubel and Bruce M. Smith. No member of this Committee serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Personnel and Compensation Committee.

As we note above, Bruce M. Smith currently is chairman, president, chief executive officer and a director of SICO, and SICO beneficially owns shares of our Common Stock and Class A Common Stock. During 2008, we provided SICO with consulting services; office space; directors’, officers’ and group insurance coverage; and other miscellaneous services. SICO reimbursed us $112,947 for our costs relating to such services.

On December 9, 2008, we executed a definitive merger agreement with SICO, which, subject to stockholder approval, provides for SICO to become our wholly-owned subsidiary through a merger. The proposed merger is addressed at length in our Registration Statement on Form S-4 that we filed with the SEC on January 30, 2009, and is available on the SEC’s website at www.sec.gov. This Registration Statement includes a Joint Proxy Statement/Prospectus that we intend to mail to each of our stockholders on March 13, 2009. Each of our stockholders as of the record date, March 4, 2009, is entitled to vote on this merger. A special meeting of stockholders to consider approval of the merger is scheduled for April 14, 2009, following the Annual Meeting. If the merger is approved by stockholders, SICO stockholders will own our shares directly rather than through SICO. SICO stockholders will be entitled to receive 2.396 shares of our Class A Common Stock and .463 shares of our Common Stock for each SICO share they hold.

SICO, Bruce Smith and Smith family members who are SICO stockholders have an interest in this merger. Bruce M. Smith and Arthur O. Smith have reported the following as of December 31, 2008: Bruce M. Smith beneficially owned 75,496 shares of the outstanding common stock of SICO, which are held in trusts for his benefit, and 102,642 shares of the outstanding common stock of SICO are held in various trusts for the benefit of his wife and direct descendents. Of such shares, Bruce M. Smith may be deemed to beneficially own 31,212 shares as a result of his shared investment and voting power with respect to one of the trusts. Arthur O. Smith beneficially owned 167,173 shares of the outstanding common stock of SICO, including shares held in a trust for his benefit; his wife beneficially owned 6,970 shares of the outstanding common stock of SICO; and 467,209 shares of the outstanding common stock of SICO are held in various trusts for the benefit of his wife, children and direct descendents. Arthur O. Smith disclaims beneficial ownership of the shares held in various trusts for the benefit of his wife and children. In addition, Bruce M. Smith and Arthur O. Smith are trustees of various trusts for the benefit of persons other than themselves, their wives, children and direct descendents, which trusts held an aggregate of 823,153 shares of the common stock of SICO. With respect to the 823,153 shares of SICO common stock which are held in trust, Bruce M. Smith is sole trustee of a trust that held 11,100 shares of SICO common stock and holds all investment and voting power with respect to such trust. In addition, with respect to the SICO shares held in trust, Arthur O. Smith is one of two trustees with respect to trusts holding 487,497 shares, and Bruce M. Smith is one of two trustees with respect to trusts holding 741,834 shares. Bruce M. Smith and Arthur O. Smith each share investment and voting power with respect to the shares held in the trusts in which they are one of two trustees. Two other trusts which are part of the Smith family trusts but not otherwise included above own 106,271 shares of SICO common stock. The shares of common stock of SICO held beneficially by Bruce M. Smith and Arthur O. Smith and their wives, together with shares held by Bruce M. Smith and Arthur O. Smith in trust for the benefit of others and in other trusts included in the Smith family trusts, comprised 52.7% of the 3,317,066 outstanding shares of common stock of SICO as of December 31, 2008. Accordingly, as a beneficial owner of outstanding shares of common stock of SICO, Bruce M. Smith and other members of the Smith family would participate in the benefits of the proposed merger.

We do not believe it is practicable to estimate the dollar value of the amount of benefits of the proposed merger to SICO stockholders. However, SICO has stated that it believes that substantial benefits to its stockholders can be obtained as a result of the merger. Historically, SICO’s common stock has traded at a significant discount to the underlying value of its shares of our company. On February 1, 2008, the last full trading day preceding public announcement of SICO’s proposal for the merger, the aggregate market value of the outstanding shares of SICO common stock traded at a 39% discount to the aggregate value of the shares of our company held by SICO

(assuming a one-for-one conversion of the Class A Common Stock into Common Stock). The merger will allow for direct ownership by the SICO stockholders of shares of our company, which will eliminate the discount to the value of the shares of our company caused by SICO’s holding company structure and the tax inefficiencies associated therewith, and allow the SICO stockholders to realize the underlying value of the shares of our company held by SICO. In addition, direct ownership by the SICO stockholders of the shares of our company will provide enhanced liquidity for SICO stockholders due to the greater public float and trading volumes for the shares of Common Stock of our company and their NYSE listing, as compared to the SICO common stock, which has been thinly traded on the Pink OTC Markets, Inc.

In addition, on January 19, 2009, SICO spun-off to its stockholders its ownership interests in Smith Investment Company LLC (“SpinCo”), to which SICO contributed substantially all of its assets and liabilities, other than the shares of our company held by SICO. Under the merger agreement, SpinCo has agreed to assume, and to indemnify us and our subsidiaries for liabilities arising out of actions, events or circumstances arising or occurring before the merger with respect to SICO or its subsidiaries or their respective business operations. However, our subsidiary that merges with SICO, as successor by merger to SICO, could continue to face possible liabilities with respect to the business operations of SICO and its subsidiaries. The areas of potential liability include environmental cleanup costs and liabilities, tax liabilities, obligations under federal and state pension and retirement benefit laws, and existing and future litigation, including litigation initiated in connection with the merger. If SpinCo fails to indemnify us, as required under the merger agreement, for any of these liabilities and the value of an escrow fund established in connection with the merger is insufficient to satisfy these liabilities, we and our subsidiary that merges with SICO could incur material liabilities that may adversely affect our business and financial performance.

In addition, director Bruce M. Smith’s brother, Roger S. Smith, and director Mark D. Smith’s brother, Arthur O. Smith, III, who is not the same person that we discuss above with regard to Bruce M. Smith’s beneficial ownership of stock of SICO, are both employed by us in non-executive capacities. Each is a long-service employee whose employment precedes his brother’s election to the Board by more than ten years, each is subject to the same terms and conditions of employment as other salaried employees, and the compensation for each is below the threshold for a related party transaction under SEC rules.

Procedure for Review of Related Party Transactions.    Potential conflicts of interest, including related party transactions reportable under SEC rules, must be approved in advance. We have a detailed code of conduct, the A. O. Smith Corporation Guiding Principles, which applies to all employees, officers and directors, and specifically addresses conflicts of interest. Further, the Corporate Governance Guidelines provide the procedure for review of related party transactions reportable under SEC rules, with approval by the Nominating and Governance Committee required if any such transaction involves a director or an executive officer.

Potential Director Candidates.    The Nominating and Governance Committee will consider any candidate recommended by stockholders, directors, officers, third-party search firms and other sources for nomination as a director. The Committee considers the needs of the Board and evaluates each director candidate in light of, among other things, the candidate’s qualifications. All candidates’ minimum qualifications are identified in the Corporate Governance Guidelines and the Criteria for Selecting Board of Director Candidates, both of which can be found on our website by clicking on “Investor Relations,” then “Corporate Governance” and then on the specific document. To summarize, all candidates should be independent and possess substantial and significant experience which would be of value to us in the performance of the duties of a director. Recommended candidates must be of the highest character and integrity, free of any conflicts of interest, have an inquiring mind and vision, and possess the ability to work collaboratively with others. Each candidate must have the time available to devote to Board activities and be of an age that, if elected, the candidate could serve on the Board for at least five years before reaching the mandatory retirement age, which is 70. Finally, we believe it appropriate for certain key members of our management to participate as members of the Board, while recognizing that a majority of independent directors must be maintained at all times. All candidates will be reviewed in the same manner, regardless of the source of the recommendation.

A stockholder recommendation of a director candidate must be received no later than the date for submission of stockholder proposals. Please see the section of this proxy entitled, “Date for Stockholder Proposals.” The recommendation letter should be sent by mail to the Chairperson, Nominating and Governance Committee, c/o James F. Stern, Corporate Secretary, A. O. Smith Corporation, 11270 West Park Place, P.O. Box 245008, Milwaukee, Wisconsin 53224-9508.

The recommendation letter must, at a minimum, provide the stockholder’s name; address; the number and class of shares owned; the candidate’s biographical information, including name, residential and business address, telephone number, age, education, accomplishments, employment history (including positions held and current position), and current and former directorships; and the stockholder’s opinion as to whether the stockholder recommended candidate meets the definitions of “independent” and “financially literate” under the NYSE rules. In addition, the recommendation letter must provide the information that would be required to be disclosed in the solicitation of proxies for election of directors under federal securities laws. The stockholder must include the candidate’s statement that he/she meets these requirements and those identified on our website; is willing to promptly complete the questionnaire required of all officers, directors and candidates for nomination to the Board; will provide such other information as the Committee may reasonably request; and consents to serve on the Board if elected.

Board Committees

The Board of Directors has delegated some of its authority to Committees of the Board. There are four standing Committees: the Audit Committee, the Personnel and Compensation Committee, the Investment Policy Committee, and the Nominating and Governance Committee. As previously noted, this year, we also had a Special Committee composed entirely of independent directors to evaluate the SICO merger proposal.

Audit Committee.    The Audit Committee consists of four members who meet the independence and financial literacy requirements of the NYSE and the SEC. The Audit Committee’s duties include appointing the firm that will act as our independent registered public accounting firm. The Audit Committee’s duties and responsibilities are set forth in its Charter, which has been approved by the Board of Directors and is available on our website. The Board of Directors has determined that Ms. Wolf and Mr. Wulf qualify as “audit committee financial experts” as defined by the SEC. The Audit Committee met eleven times during 2008, with seven of those meetings being telephonic. The Report of the Audit Committee is included as part of this Proxy Statement.

Personnel and Compensation Committee.    The Personnel and Compensation Committee is responsible for establishing and administering our compensation and benefit plans for officers, executives and management employees, including the determination of eligibility for participation in such plans. It determines the compensation to be paid to officers and certain other selected executives, and evaluates the performance of the Chairman and Chief Executive Officer in light of established goals and objectives. As it deems appropriate, the Committee may retain independent consultants to provide recommendations as to executive compensation. The Committee also directs the Senior Vice President – Human Resources and Public Affairs to prepare computations for its consideration, and considers recommendations of the Chief Executive Officer as to compensation of executives other than the Chief Executive Officer. The Personnel and Compensation Committee’s duties and responsibilities are set forth in its Charter, which has been approved by the Board and is available on our website. The Committee consists of four directors, three of whom are independent under NYSE rules and the fourth is a non-management director. The Committee held seven meetings during 2008. The Personnel and Compensation Committee Report is included as part of this Proxy Statement.

Investment Policy Committee.    The Investment Policy Committee is responsible for establishing investment policy and certain other matters for all of our qualified retirement plans. The responsibilities and duties of the Investment Policy Committee are set forth in its Charter, which has been approved by the Board and is available on our website. The Committee consists of three members. The Investment Policy Committee held four meetings during 2008.

Nominating and Governance Committee.    The Nominating and Governance Committee assists the Board in identifying qualified candidates for election as Board members, and establishes and periodically reviews criteria for selection of directors. Further, the Committee provides direction to the Board as to the independence, financial literacy and financial expertise of directors, and the composition of the Board and its Committees. As part of its responsibilities, the Committee is responsible for reviewing and making recommendations to the Board as to director compensation. The Committee also oversees the process to assess Board and Committee effectiveness, evaluates potential conflicts of interest, implements corporate governance guidelines and advises the Board on corporate governance matters. The responsibilities and duties of the Nominating and Governance Committee are set forth in its Charter, which has been approved by the Board and is available on our website. The Committee consists of three members, all of whom are independent under the NYSE rules. The Nominating and Governance Committee met three times during 2008. The Report of the Nominating and Governance Committee is included as part of this Proxy Statement.

Special Committee.    The Board appointed a Special Committee to evaluate SICO’s proposal to merge into and become a wholly-owned subsidiary of our company and to make recommendations to the Board as to this proposal. Members of this Special Committee are William P. Greubel (Chairperson), Ronald D. Brown and Idelle K. Wolf. All members of this Special Committee are independent under the NYSE rules. The Special Committee met 19 times during 2008.

The table below shows Committee membership and the number of meetings of the full Board and each Committee in 2008.

Name	Board	Audit	Personnel and Compensation	Investment Policy	Nominating and Governance	Special Committee
Ronald D. Brown	X		X		Chair	X

William F. Buehler	X		Chair		X

Gloster B. Current, Jr.	X	X

William P. Greubel	X		X		X	Chair

Paul W. Jones	Chair			X

Robert J. O’Toole	X			X

Bruce M. Smith	X		X	Chair

Mark D. Smith	X	X

Idelle K. Wolf	X	X				X

Gene C. Wulf	X	Chair

Number of Meetings – 2008	8	11	7	4	3	19

DIRECTOR COMPENSATION

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($)[3] [4]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)[5]	Total ($)
Ronald D. Brown	$121,899	$82,536	0	0	0	—	$204,435

William F. Buehler	73,617	82,536	0	0	0	—	156,153

Gloster B. Current, Jr.	61,647	82,536	0	0	0	—	144,183

William P. Greubel	134,760	82,536	0	0	0	—	217,296

Robert J. O’Toole	56,500	82,536	0	0	0	—	139,036

Bruce M. Smith	81,352	82,536	0	0	0	—	163,888

Mark D. Smith	60,836	82,536	0	0	0	—	143,372

Idelle K. Wolf	113,131	82,536	0	0	0	—	195,667

Gene C. Wulf	64,347	82,536	0	0	0	—	146,883

[1]	Mr. Jones, as an employee director, receives no compensation for his service as a director.

[2]	Includes amounts earned during 2008, even if deferred.

[3]

Directors receive a stock award of Common Stock as part of their annual retainer. On April 14, 2008, each director received a stock award worth $60,000, or 1,926 shares valued at $31.16 per share, which was the average of the high and low prices on the grant date. In July, 2008, the value of stock awarded to each director increased to $90,000. As a result of this midyear change, each director received an additional stock award worth $30,000, prorated for the nine-month period July, 2008 to April, 2009. This amounted to 680 shares valued at $33.12 per share, which was the average of high and low prices on the grant date, July 14, 2008. All stock awards to directors are rounded up to a full share. In 2008, each Director was awarded 2,606 shares of stock. Directors may choose to defer receipt of this stock, in which case they are awarded restricted stock units. Mr. Bruce Smith has deferred his receipt of stock to the year he attains age 65. Mr. Greubel has elected to defer his receipt of stock until April 1, 2011.

[4]

Since stock awards are vested and unrestricted, the grant date fair market value, pursuant to FAS 123R, of the stock awards issued to each director is the amount shown in the stock awards column. As of December 31, 2008, each director has the following aggregate number of shares in connection with service as a director: Mr. Brown, 8,730; Mr. Buehler; 10,227; Mr. Current, 4,687; Mr. Greubel, 4,921; Mr. O’Toole, 5,220; Mr. Bruce Smith, 9,809; Mr. Mark Smith, 8,065; Ms. Wolf, 5,563; and Mr. Wulf, 7,008. Holdings by Mr. O’Toole in connection with his previous employment with the company are not included in this table. Please see the “Security Ownership of Directors and Management” Table for additional information.

[5]

None of the directors received perquisites or other personal benefits in an aggregate amount of $10,000 or more. We reimburse directors for transportation, lodging and other expenses actually incurred in attending Board and Committee meetings. We also reimburse directors for similar travel, lodging and other expenses for their spouses to accompany them to a limited number of meetings of Board members held as retreats or for business or educational purposes.

The Nominating and Governance Committee of the Board of Directors is responsible for reviewing and making recommendations to the Board as to director compensation, which is set annually in July. Non-employee directors are compensated in the form of cash and shares of Common Stock. In 2008, the Committee reviewed the overall director compensation program in light of the additional responsibilities and time commitments expected of directors. As part of this process, the Committee retained Towers Perrin during 2008 to review its director compensation program and to conduct a benchmarking survey utilizing its database to compare our director compensation practices to those of other companies in our peer group. The peer group used for the survey was a group of 95 general industry companies (excluding financial services companies) with a median revenue of $2.4 billion in sales as of fiscal year-end December 31, 2007. After analyzing the recommendations of Towers Perrin and considering the additional responsibilities of Board and Committee members, in July, 2008, the Committee recommended and the Board approved implementation of the compensation program described below.

Effective July, 2008, directors received an annual retainer, paid quarterly, in the amount of $35,000 and the award of shares of Common Stock with a market value of $90,000 on the date of its award. Directors also received $1,500 for attendance at each Board meeting and the annual stockholders’ meeting, plus expenses, and received $500 for each telephonic Board and Committee meeting. Each Personnel and Compensation and Nominating and Governance Committee member received $3,000, and the chairperson of each received $10,000, annually; Committee members also received $1,500 per meeting, plus expenses. Each Audit Committee member received $5,000, and the chairperson received $10,000 annually; Committee members also received $1,500 per meeting, plus expenses. Each Investment Policy Committee member received $3,000, and the chairperson received $10,000, annually; Committee members also received $3,000 per meeting, plus expenses. Each Special Committee member received $30,000, and the chairperson received $40,000 as a retainer; Special Committee members also received $1,500 per meeting, plus expenses. Directors who are our employees are not compensated for service as directors or Committee members or for attendance at Board or Committee meetings.

Prior to implementing the new director compensation program discussed above, for fiscal 2008, directors received an annual retainer, paid quarterly, in the amount of $35,000 and the award of shares of Common Stock with a market value of $60,000 on the date of its award. Directors also received $1,500 for attendance at each Board meeting, plus expenses, and received $500 for each telephonic Board and Committee meeting. Each Personnel and Compensation and Nominating and Governance Committee member received $3,000, and the chairperson of each received $5,000, annually; Committee members also received $1,500 per meeting, plus expenses. Each Audit Committee member received $5,000, and the chairperson received $7,000, annually; Committee members also received $1,500 per meeting, plus expenses. Each Investment Policy Committee member received $3,000, and the chairperson received $5,000, annually; Committee members also received $3,000 per meeting, plus expenses. Special Committee members received $1,500 per meeting, plus expenses.

The $1,500 fee for new director orientation remained unchanged. The Board requires that every new director participate in a detailed orientation at our World Headquarters. This encompasses a review of business and financial operations, meetings with business executives and others, and an overview of our corporate governance policies and procedures. New directors are paid $1,500 to compensate them for their time devoted to orientation matters.

We implemented the new cash retainer and fee schedule commencing as of July 14, 2008. With respect to stock awards, we made a midyear adjustment to bring directors up to the new stock retainer level. Directors were issued additional shares of Common Stock with a fair market value of $30,000, prorated for the balance of their term. Directors previously had received an award of shares of Common Stock with a fair market value of $60,000 in April, 2008. The additional stock award was calculated by prorating the $30,000 difference in stock retainer for the period from July, 2008 to April, 2009.

The Board has adopted a policy requiring each director to acquire beneficial ownership of A. O. Smith Corporation Common Stock having an aggregate value equal to not less than three times the cash component of the annual retainer fee paid to the director within three years of (a) July 11, 2006 (policy effective date), or (b) his or her election as a new director, whichever is longer. All directors have either met or are on track to meet this requirement.

Certain directors have elected to defer the payment of their fees and receipt of Common Stock shares under the Corporate Directors’ Deferred Compensation Plan (the “Directors’ Plan”). The Directors’ Plan allows directors to defer all or a portion (not less than 50%) of their fees until a later date, but not later than the year in which age 71 is attained. Payments can be made in a lump sum or in not more than ten annual installments. Under this plan, Idelle K. Wolf has deferred payment of certain director fees. This is handled as a bookkeeping entry, with gains and losses credited to her account each month based on her crediting election. The crediting election is used to designate the investment fund(s) as the basis for calculating the rate of return equivalent for her account. The current funds available for a crediting election are: Stable Asset Income Fund, Evergreen Core Bond Fund, American Balanced Fund, First American Equity Income Fund, Vanguard Institutional Index Fund, Principal Lifetime Strategic Income R5 Fund, Principal Lifetime 2010 R5 Fund, Principal Lifetime 2020 R5 Fund, Principal Lifetime 2030 R5 Fund, Principal Lifetime 2040 R5 Fund, Principal Lifetime 2050 R5 Fund, Money Market R5 Fund, Growth Fund of America, FMI Common Stock Fund, Munder Mid-Cap Core Growth, Marshall Mid-Cap Value Fund, American Euro Pacific Growth Fund, and Janus Enterprise Fund. Bruce M. Smith and William P. Greubel have deferred receipt of their stock awards, which consequently are treated as restricted stock units.

STOCK OWNERSHIP

Security Ownership of Directors and Management

The following table shows, as of December 31, 2008, the Class A Common Stock and Common Stock of our company and Common Stock options exercisable on or before March 1, 2009, beneficially owned by each director, each nominee for director, each named executive officer in the “Summary Compensation Table” and by all directors and executive officers as a group. None of the directors, nominees and executive officers have beneficial ownership of Class A Common Stock.

Name	Common Stock[1]		Restricted Stock Units	Options Exercisable Within 60 Days	Percent of Class
Ronald D. Brown	8,730		0	0	*
William F. Buehler	10,227		0	0	*
Gloster B. Current, Jr.	4,687		0	0	*
William P. Greubel	0		4,921	0	*
Paul W. Jones	64,544		42,300	123,734	1.05%
Christopher L. Mapes	14,403		9,400	44,634	*
Ronald E. Massa	26,778		9,400	121,834	*
Terry M. Murphy	0		33,900	17,234	*
Robert J. O’Toole	301,154		0	295,400	2.72%
Ajita G. Rajendra	20,958		9,400	40,634	*
Bruce M. Smith[2]	2,649	[3]	7,160	0	*
Mark D. Smith [2]	8,065		0	0	*
James F. Stern	375		9,700	4,000	*
Idelle K. Wolf	5,563		0	0	*
Gene C. Wulf	7,008		0	0	*
All 20 Directors, Nominees and Executive Officers as a Group[2]	521,654		150,381	892,170	7.13%

*	Represents less than one percent.

[1]	Except as otherwise noted, all securities are held with sole voting and sole dispositive power.

[2]	Excludes shares beneficially owned by SICO.

[3]	Included in this total are 2,649 shares that have been deferred.

Compliance with Section 16(a) of the

Securities Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) Forms 3, 4 and 5 which they file.

Based solely on our review of the copies of such forms we received and written representations from certain reporting persons during fiscal year 2008, we believe that all filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were met.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

We believe that effective executive compensation programs are critical to our long-term success. Our executive compensation programs are designed to attract, retain and motivate our executive officers to ensure our long-term success and create stockholder value. We have developed compensation programs with the following objectives:

•	attracting and retaining world-class executives through a total compensation opportunity that is competitive within our industry as well as the various markets in which we compete for talent.

•

encouraging a pay-for-performance mentality by directly relating variable compensation elements to the achievement of financial and strategic objectives. Incentive plans are designed to recognize and reward accomplishment of individual objectives as well as corporate goals.

•

promoting a direct relationship between executive compensation and our stockholders. Our long-term incentive opportunities link a significant portion of executive compensation to our performance through restricted stock unit and stock option awards. Executive officers also are expected to comply with established stock ownership guidelines which require acquisition and retention of specific levels of our Common Stock.

We believe total compensation opportunity should increase commensurate with responsibility and capacity to influence our results. Additionally, as responsibility and accountability increase, so should that portion of compensation which is at risk. Therefore, not only do base salaries increase with position and responsibility, but short-term and long-term incentive opportunities as a percentage of total compensation increase as well.

Our executive compensation package is designed to strike a balance between cash and equity, as well as annual and long-term incentives. For the Chief Executive Officer, approximately 20% of total target compensation is comprised of base salary, with the remaining 80% being variable compensation that is dependent on our company performance. The incentive-based compensation is divided so that approximately 20% of total target compensation is attributable to annual incentive bonus and approximately 60% is long-term incentive compensation. The Committee approved a long-term incentive plan for 2008 which targeted 66% of the Chief Executive Officer’s long-term incentives or approximately 40% of total compensation as equity-based awards. For the other named executive officers, approximately 35% of total target compensation is comprised of base salary, with the remaining 65% being based on our company performance. Approximately 20% of total target compensation represents annual incentive bonus and the remaining 45% is attributable to long-term incentive compensation. The Committee targeted 66% of the long-term incentives, or approximately 30% of total target compensation, as equity-based awards for the named executive officers.

We believe this combination is a competitive compensation package which provides an incentive for our executives to lead us with a focus on short-term results, while positioning us for long-term sustained performance. With more than 30% of their total compensation tied to equity awards, we feel the decisions of named executive officers are aligned with the best interests of our stockholders.

Outside Consultants

Just as we compete for market share in highly competitive global markets, we compete for talent in equally competitive labor environments. In order to attract and retain critical leadership in these competitive environments, we strive to provide a comprehensive and competitive total compensation package. We utilize the resources of an independent compensation consultant to aid in establishing our programs and monitor how they compare with the marketplace. Specifically, the Personnel and Compensation Committee (“Committee”) has retained Towers Perrin, a leading global executive compensation consulting group, to review total compensation and market trends relative to executive compensation. Towers Perrin performed a detailed analysis of our executive compensation during 2008.

As described below, the Committee asked Towers Perrin to provide input on overall compensation and components of compensation for 10 executive positions, including each of the named executive officers, at the 50th percentile of market survey data. In addition to providing information regarding executive pay, Towers Perrin also provides information relating to director compensation and market trends. Towers Perrin does not provide any services to management.

In connection with the 2008 analysis, we relied upon Towers Perrin to utilize its extensive Executive Compensation Database and Long-Term Incentive Plan survey. We utilize Tower Perrin because we believe its survey resources ensure consistent and statistically valid data that is representative of the market in which we compete for executive talent. In addition to its own survey data, Towers Perrin also referenced data available through the Watson Wyatt Top Management CompCalculator. Towers Perrin compared our executive compensation package to general industry (excluding financial services) market practices in companies generating revenues of $1 billion to $3 billion. The comparison focused on overall compensation, as well as base salary, annual incentive bonus, equity awards and each of the other compensation elements discussed below. We feel their methodology provides appropriate comparisons by utilizing industrial companies of comparable size and referencing databases with comparable executive officer positions.

At its July, 2008 meeting, the Committee considered the Towers Perrin data and its impact on our executive compensation. The Committee targets our compensation and benefits programs to the surveyed companies at the median level (50th percentile) of survey data when benchmarking our programs against overall compensation paid by survey participants, and against each element of compensation paid by such companies. Since a number of variables can influence the relationship of an individual executive’s pay components to the survey median data, the Committee considers a range of 45th percentile to 55th percentile of market to be within the range of the target median when reviewing total compensation. Although the Committee attempts to have each component of compensation be in this target range, the Committee puts greater emphasis on achieving the target at the total compensation level. Variables considered include, but are not limited to, education, position tenure, previous experience, level of performance and, as appropriate, recruitment considerations.

The Towers Perrin data identified two named executive officers whose 2008 total compensation fell outside the 45th to 55th percentile target range. Specifically, total compensation for Mr. Jones fell below the 45th percentile, attributable primarily to the long-term incentive component of his compensation, while the total compensation for Mr. Mapes slightly exceeded the 55th percentile. The Committee may at its discretion determine that total compensation above or below the target range is warranted, based on such factors as the complexity of the business or the individual role, performance or experience level of the incumbent, or other considerations. The Committee chose to take no action at that time with respect to Mr. Mapes’ situation, giving weight to the complex nature of the global motors business and his experience in the industry. The Committee deferred action on Mr. Jones’s situation until its October, 2008 meeting while it explored how best to address his long-term incentive compensation. The action it later took, which brought Mr. Jones into the target median range for total compensation, is discussed under “Long-Term Incentive Compensation” below. This methodology is in keeping with our philosophy of responsibly maintaining a competitive position in the marketplace.

Role of Executives in Compensation Decisions

The Committee annually reviews Chief Executive Officer performance and makes recommendations regarding Chief Executive Officer compensation for consideration by the full Board. The Chief Executive Officer is not present during these discussions and plays no role in determining his own compensation. As it deems appropriate, the Committee directs the Senior Vice President – Human Resources and Public Affairs to prepare computations for its consideration. With respect to other executives, the Chief Executive Officer annually reviews performance and makes compensation recommendations to the Committee. The Chief Executive Officer will review compensation data provided by Towers Perrin, consult with the Senior Vice President – Human Resources and Public Affairs and consider the individual factors listed above before making his recommendations. The Committee can exercise its discretion to modify any recommended compensation to such executives.

Compensation Elements

The Committee takes a balanced approach to executive compensation. Our executive compensation package is comprised of several key components which are designed to work together to provide executives with a total compensation package that is competitive with industry norms. Total compensation includes:

•	Annual Base Salary

•	Incentives

•	Short-Term – annual incentive bonus

•	Long-Term – restricted stock units, stock options and performance units

•	Benefits

•	Executive life insurance

•	Pension, profit sharing plan and post-retirement life insurance

•	Perquisites or other forms of cash and non-cash compensation, including:

•	Vehicles or auto allowances

•	Club memberships

•	Financial counseling

Each of these components is discussed below.

Base Salary

Base salary is the core element of an executive’s overall compensation. We review base salary levels annually, with adjustments effective January 1. The Chief Executive Officer considers each senior executive individually for base salary actions and recommends appropriate adjustments. The Committee annually evaluates the appropriate base salary for the Chief Executive Officer, and reviews and approves his recommendations for the other named executive officers. When considering base salary increases, consideration is given to industry experience, individual performance, level of contribution, pay levels relative to market pay practices, as well as our overall financial condition. While the Chief Executive Officer recommends compensation adjustments for the other named executive officers, his recommendations must be approved and authorized by the Committee. The Chief Executive Officer and the Committee rely upon the median level competitive survey data from Towers Perrin and their own diverse experiences with executive compensation when making compensation decisions.

In reviewing and approving individual base salary adjustments for the named executive officers for 2008, the Committee relied upon salary data for comparable positions from the Towers Perrin Executive Compensation Database, which was aged from 2006 data through year-end 2008. The Committee determined base salaries for executives were escalating at an average rate of 3.9% based upon published reports by Hewitt, Mercer, World at Work, ORC Worldwide Global Human Resource Solutions, the Institute of Management and Administration and Watson Wyatt, all of whom are recognized consulting groups and data sources in the compensation field and whose studies are quoted in widely circulated business press. In light of earlier mentioned considerations, the Committee recommended a base salary increase of 7.0% for Mr. Jones and approved increases of 6.2%, 6.1%, 8.5% and 5.1% to Messrs. Murphy, Rajendra, Mapes and Stern, respectively. After these adjustments, average base salaries for the group fell within the Committee’s target median range.

Executive Incentive Compensation

We include both annual and long-term incentives in our executive compensation package. The goal of our incentive plans is to focus executives on both short-term financial and strategic objectives while ensuring commitment to our long-term growth and stability. Our incentive plans tie financial awards to our financial and strategic success and the interests of our stockholders, and provide pay in addition to annual base salary when warranted by corporate and individual performance.

Annual Incentive Compensation

Each year, the Committee reviews and approves our financial and strategic objectives. The executive annual incentive bonus is tied to achieving those objectives. The better an executive performs relative to these objectives, the higher the incentive bonus payment.

The annual target incentive bonus is calculated as a percent of annual base pay as of January 1 of the performance year. The target percent for incentive compensation, like base salary, is determined through periodic benchmarking and review of the median level survey data provided by Towers Perrin. Annual incentive compensation represents an “at risk” component of the executive compensation package. Actual incentive bonus amounts are dependent upon performance against specific measurements and may vary from 0% to 150% of targeted amounts. In addition, the Committee may award discretionary bonuses as it deems appropriate, but did not do so in 2008 for the named executive officers.

As a general principle, the higher the level of responsibility, the greater the portion of executive compensation that is tied to incentive awards. Thus, the Chief Executive Officer’s annual incentive opportunity is greater than that of the other named executive officers. Our company targets an annual incentive opportunity for the Chief Executive Officer at 100% of base pay. The target incentive for the Chief Financial Officer and the operating segment Presidents is 67% of base pay. The target for the Executive Vice President, General Counsel and Secretary is 60% of base pay. During 2008, the Committee confirmed incentive bonus targets for Messrs. Murphy, Rajendra and Mapes were slightly above the 55th percentile, while the others fell within the target median range. The Committee elected to make no adjustments since their total cash compensation fell within the target median range.

The 2008 annual incentive plan for corporate executives, including Messrs. Jones, Murphy and Stern, was based entirely on achieving a target financial measure, 11.3% Return on Equity. Return on Equity is calculated by dividing net income by stockholder equity. We used it as the basis for determining annual incentive compensation for corporate executives because we believe it represents a sound measure of our performance that is easily recognized and readily used by investors and that links executive performance to stockholder interests.

The annual incentive for operating segment executives, including Messrs. Rajendra and Mapes, was based on two components: operating company performance and corporate performance of achieving 11.3% Return on Equity. Operating company performance was based on two components: meeting an internal financial objective, Return on Performance Assets at the operating segment and achieving certain strategic objectives. Return on Performance Assets is calculated by dividing the segment’s operating earnings before interest and taxes by total operating segment’s net assets excluding cash and equivalents, debt and income tax accounts. This calculation emphasizes asset optimization and therefore is a better indicator of return on our investment at the operating segment level. Fifty percent (50%) of the operating company incentive opportunity was contingent upon achieving the Return on Performance Assets financial goal, with the balance linked to achieving strategic goals. Establishing strategic goals for operating segments, such as working capital improvement, post-acquisition synergies, ERP system implementation and product standardization, is a collaborative process. Operating segment executives and the Chief Executive Officer determine strategic goals aligned with overall business objectives and then the Chief Executive Officer recommends those goals to the Compensation Committee. The Compensation Committee evaluates, advises, modifies or adopts the strategic goals. The potential incentive bonus associated with the strategic component cannot exceed the percent of the incentive bonus associated with financial performance. We feel placing greater emphasis on financial results further aligns executives with stockholder interests. Seventy percent (70%) of their 2008 incentive bonus opportunity was contingent upon the performance of their operating company, and thirty percent (30%) was linked to the corporate Return on Equity.

The Committee established the financial objectives (Return on Equity and Return on Performance Assets) at its February, 2008 meeting based upon historical performance, as well as assessment of the 2008 business plan, competitive environments and our overall performance objectives. These objectives were set at levels that are difficult to achieve, but with the expectation they are attainable. The Committee sets targets with the expectation they will be met and that meeting them at the operating segment level is essential to meeting the overall company targets. In the past three years, operating segment executives have met or exceeded their targets 33% of the time, with one operating segment executive reaching his maximum payout in 2006.

In 2008, we achieved 88.2% of the corporate incentive bonus target based on a Return on Equity. Accordingly, Messrs. Jones, Murphy and Stern were awarded incentive bonuses of $822,000, $264,000 and $195,000, respectively. Likewise, Mr. Rajendra achieved 82.9% of his incentive bonus objectives, and was awarded an incentive bonus of $233,000. Mr. Mapes achieved 90.1% of his incentive bonus objectives and received an incentive bonus of $248,000.

Long-Term Incentive Compensation

Long-term incentive compensation consists of stock options, restricted stock units and performance units, all of which are focused on ensuring sustained performance over a multi-year period. We feel strongly that equity-based long-term incentives effectively link the interests of senior management to the interests of our stockholders. The allocation of total value between each of the long-term incentive components may vary from year to year based on our focus, as determined by the Committee. The long-term incentive portion of an executive’s compensation is “at risk” and is dependent upon corporate performance and growth in stock value.

The stated purpose of the Combined Incentive Compensation Plan, which is the vehicle for awarding long-term incentives, is to provide additional compensation as an incentive to induce key employees to remain in our employ and to encourage them to secure or increase their stock ownership in our company or to otherwise align their interests with our stockholders. The Combined Incentive Compensation Plan motivates behavior through growth-related incentives to achieve long-range revenue and profitability goals.

The total target value of all long-term incentive components is compared to comparable positions in the marketplace. Again, the Committee utilizes Towers Perrin to assist in benchmarking against the median level of surveyed companies to determine market competitive long-term incentive targets for executive positions.

In November, 2008, the Compensation Committee addressed the fact that Mr. Jones’s overall compensation was below the target median range due to long-term incentive compensation by awarding to Mr. Jones a one-time grant of 41,100 stock options at fair market price on the award date, November 5, 2008. The award vests over a three-year period and expires 10 years following the date of the grant. The Committee sought to provide Mr. Jones with long-term incentives more in line with the market as determined through their evaluation of information provided by Towers Perrin. The Committee awarded options as opposed to restricted share units to further link Mr. Jones’s long-term compensation to the creation of shareholder value through stock price appreciation.

In December, 2008, the Committee received a report from Towers Perrin evaluating trends in long-term incentives as a result of the economic downturn, which significantly impacted the market value of stock prices generally. The information from this report was considered in determining 2009 long-term incentive grants, which were granted on February 9, 2009.

Special Retention Awards

We expected 2008 to be a challenging year because of unprecedented raw material cost increases and the overall economic outlook for manufacturers. To retain certain key executives during this difficult time and to direct their focus on A. O. Smith financial performance over a multi-year timeframe, the Committee implemented a one-time stock-based special retention award in April, 2008 for executives other than Mr. Jones. The Committee approved a program which, at targeted performance levels measured over a two-year and three-quarters period, would award Messrs. Mapes, Murphy, Rajendra and Stern 10,000 performance-based restricted stock units. The Committee elected to utilize Return on Equity as the critical performance criteria. The program requires an average Return on Equity of 13.6% between April, 2008 and December, 2010, and grants no awards if average Return on Equity falls below 6%. Maximum awards will be granted should Return on Equity average 16.6% over the three-year period. Awards will be calculated on a pro-rata basis for performance levels ranging between the minimum threshold and maximum limit. In setting these limits, the Committee considered historical Return on Equity over the six-year period from 2002 through 2007. Average Return on Equity during that timeframe was 9.5%, with 2006 and 2007 providing the highest results at 11.8% and 12.4%, respectively, and all years prior to 2006 were below 10%. Consistent with its belief that performance measurements should be set at levels that are difficult to achieve, but with the expectation they are attainable, the Committee felt an average Return on Equity of 13.6% was difficult but realistically achievable considering the challenging markets in which both operating companies exist.

Emphasis on Performance-Based Awards

Beginning in 2007, the Committee shifted more of our long-term incentives toward performance-based awards and reduced the proportion of time-based restricted stock units. This was intended to place greater emphasis on pay for performance and more closely tie executive pay to stockholder interests. In 2008, restricted stock units represented 33% of the award, stock options 33%, and performance units 34% of the award, thus shifting from 50% performance-based in 2007 to 67% performance-based in 2008. In July, 2008, the Committee added performance thresholds to the 2009 restricted stock unit grants to bring these grants within the scope of Section 162(m) of the Internal Revenue Code. The Committee chose Average Annual Return on Equity for 2009 through 2011. The Committee elected to use Return on Invested Capital as a percent of the Cost of Capital as the performance measure for performance units beginning in 2007 and continued to use that measure for 2008. We believe Return on Invested Capital represents a sound measure of how effectively executives manage capital. The goal is to achieve Return on Invested Capital as a percent of the cost of capital at or above 100%. Performing at this level means we are maintaining or creating additional stockholder value. We calculate Return on Invested Capital by taking net operating profit after taxes and dividing it by total capital. As with annual incentive compensation objectives, the Committee sets targets at levels that are difficult to achieve, but with the expectation they are attainable.

Stock options granted through the Combined Incentive Compensation Plan are valued at fair market value on the day of the grant, which is calculated by averaging the high and the low trading prices of our Common Stock on the NYSE on the day of the grant. The value of options to an executive is entirely dependent upon the growth of our stock price over the option price. Under the terms of the Combined Incentive Compensation Plan, options may not be repriced once granted.

Restricted stock units entitle the executive to receive a share of Common Stock for each unit when the restricted stock unit vests. Restricted stock units are time-based. Their value to the executive is dependent upon the value of our Common Stock at the time of vesting.

Performance units are valued at the time of grant at $100. Their value to the executive is dependent upon Return on Invested Capital performance as a percent of the cost of capital over a three-year vesting period. Their value may be anywhere from 0% to 150% of target value based upon performance. The Committee established specific Return on Invested Capital performance goals at its February, 2008 meeting. In establishing the target, the Committee expressed its desire for our company to earn more than the cost of capital during the measurement period. Thus, to obtain 100% of the granted value, our average Return on Invested Capital during the three-year performance period (2008-2010) divided by the baseline cost of capital effective December 31, 2007, had to equal 100%. That target is expressed as the following equation:

Return on Invested Capital as % of cost of capital	=	Average Return on Invested Capital over three-year performance period	X 100
Baseline cost of capital

The minimum performance level below which no payment is earned was established by calculating the average Return on Invested Capital as a percent of the cost of capital over the prior nine-year period. The maximum performance level at which the maximum payment will be earned was determined by taking the difference between the minimum performance level and the target performance level, divided by three, then adding that to the target performance level. Through December, 2008, which includes only one year of the three-year performance period, the performance units granted in February, 2008 had an estimated value of approximately 150% of their target value. Final valuation will be based upon performance over the entire three-year period.

At target, the combined value of the three components of executive long-term incentives (stock options, restricted stock units and performance awards) should represent market median long-term incentive awards consistent with the Towers Perrin survey. Based upon the Committee’s analysis, target long-term incentives for Mr. Jones fell below target median range prior to the November, 2008 stock option award, and within the range after. All others fell within the target median range.

Timing of Awards

Long-term incentive grants are typically awarded annually in February, shortly after earnings are released for the prior year. The Committee and Board reserve the right to grant equity to new hires at the time of their hire in order to align them as quickly as possible to stockholder interests as well as our strategic goals, and to make equity adjustments in its discretion if circumstances warrant.

Payout of 2006-2008 Performance Awards

Performance units awarded in November, 2005 and January, 2006 with respect to Mr. Murphy for the period 2006-2008 will be paid in February, 2009. These awards were based upon the compound growth rates over the average Earnings Per Share for the three-year period prior to the measurement period (2006-2008). The units originally were valued at $100 per share. Based upon Earning Per Share performance during the measurement period, the units will pay out at $150 per share.

Share Ownership Guidelines

We have developed share ownership guidelines requiring minimum levels of Common Stock accumulation and ownership based upon a specific dollar value, depending on the executive’s position. The ownership guidelines for 2008, established at the beginning of each year, are as follows:

Executive	Guideline
Paul W. Jones	$3,636,488
Terry M. Murphy	1,331,262
Ajita G. Rajendra	1,331,262
Christopher L. Mapes	1,331,262
James F. Stern	734,494

These ownership guidelines are targeted to be competitive with comparable positions in the marketplace. They also are intended to align executive interests with those of our stockholders. The Committee periodically monitors ownership guidelines to ensure they are consistent with the market, and makes adjustments as appropriate. Executives are expected to achieve these ownership guidelines within a reasonable period of time after becoming an executive at our company. Once achieved, the level of ownership must be maintained. Messrs. Jones and Murphy are in compliance with the stock ownership guidelines, including granted but unvested restricted stock units. While Messrs. Mapes and Rajendra were in compliance following the February, 2008 awards, the Committee increased their targets in 2008 based upon market comparisons for comparable positions. The increased guidelines resulted in their ownership levels falling slightly below target for executives at their levels. Mr. Stern is on track to comply.

Executive Life Insurance

The A. O. Smith Executive Life Insurance Plan is a program intended to provide income security for a named beneficiary in the event of death. The plan generally provides a life insurance benefit equal to three times the executive’s annual base salary during employment and one times the annual base salary after retirement. We purchase endorsement split-dollar insurance policies to provide this benefit. The provision of life insurance is consistent with our philosophy of providing competitive pay and benefits for all employees in order to attract and retain critical talent.

Executive Pension

We maintain a qualified defined benefit plan, the A. O. Smith Retirement Plan, for all eligible employees. In addition, we provide a supplemental executive pension program intended to provide income continuation for an executive at the time of retirement. The plans are consistent with our philosophy of providing a competitive retirement benefit for all employees in order to attract and retain critical talent, as well as ensure a secure retirement for employees who contributed to our success over a sustained period of time. A detailed discussion of terms of the plans follows the “Pension Benefits” Table.

Profit Sharing Plans

All U.S. salaried employees, including the named executive officers, are eligible to participate in the A. O. Smith Profit Sharing Retirement Plan. This is a 401(k) tax-qualified retirement savings plan in which we match employee contributions up to 6% of base salary at the rate of $.35 to $1.40 per $1.00 contributed, based on our performance. The A. O. Smith Corporation Executive Supplemental Profit Sharing Plan is a program intended to provide a profit sharing plan supplement to those executives who are subject to reduction in our matching contributions to the Profit Sharing Retirement Plan caused by Internal Revenue Code restrictions. We promote individual employee investment in retirement security at all levels of the organization. The plans encourage executives to invest for their own retirement income and provide a competitive benefit platform.

To receive a company contribution under the Executive Supplemental Profit Sharing Plan, executives must contribute the maximum eligible tax-deferred employee contributions allowed by law to the Profit Sharing Retirement Plan. The amount of the executive’s contribution under the Supplemental Plan is the difference between the match the executive would have received without the restrictions placed on these contributions by the Internal Revenue Code and the actual match received in the qualified Profit Sharing Retirement account.

A discussion of the Executive Supplemental Profit Sharing Plan and the A. O. Smith Executive Deferred Compensation Plan, under which executives may elect to defer all or part of their annual incentive bonus, follows the “Nonqualified Deferred Compensation” Table.

Executive Perquisites

We provide certain executive perquisites consistent with our philosophy of offering a competitive compensation package to attract and retain top-tier executives. Among the non-cash elements of the executive compensation package are cars or car allowances, club memberships, executive physicals, and financial counseling. As identified in the “Components of 2008 All Other Compensation” Table, we provide a tax gross-up on certain perquisites so the executives receive their full value.

Executive Agreements

We have no employment agreements, as those terms are commonly understood, with our executives. However, the offer letters of employment for Messrs. Jones, Murphy and Rajendra include special severance provisions that provide for 18 months of salary and insurance benefits in the event their employment were to be terminated for reasons other than “for cause” (i.e., dishonesty or insubordination). These offer letters were amended in 2008 to make them compliant with Section 409A of the Internal Revenue Code. The severance provision was included in their offer letters as an inducement to recruit them to our company. Each executive requested the provision prior to his acceptance of an offer letter of employment from us. An 18-month severance benefit is consistent with industry practice.

As a further inducement, Messrs. Murphy and Rajendra requested and were provided with pension supplements which are described in more detail in the compensation tables and narrative section of this disclosure. These pension supplements were intended to replace benefits these executives would have forfeited in order to join us. These provisions have no impact on compensation decisions.

Tax Considerations

We consider the potential impact on us of Section 162(m) of the Internal Revenue Code (the “Code”) which prohibits public companies from deducting certain executive remuneration in excess of $1 million. We generally attempt to structure compensation arrangements, where possible, to reduce or eliminate the impact of the limitations of Section 162(m) of the Code, including nonqualified deferred compensation programs. However, in order to attract and retain critical talent, it may, from time to time, be necessary to exceed the 162(m) limit.

SUMMARY COMPENSATION TABLE

The Summary Compensation Table reflects information concerning compensation awarded to, earned by or paid to our chief executive officer, chief financial officer and other named executive officers during fiscal years 2008, 2007 and 2006.

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)[2]	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)[4]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[5]	All Other Compensation ($)[6]	Total ($)
Paul W. Jones Chairman and Chief Executive Officer	2008 2007 2006	$931,000 870,000 807,000	0 0 0	$752,979 693,030 777,907	$561,702 431,361 227,945	$1,617,000 1,390,000 849,000	$346,047 300,200 279,197	$173,941 148,459 293,326	$4,382,669 3,833,050 3,234,375

Terry M. Murphy Executive Vice President and Chief Financial Officer	2008 2007 2006	446,000 420,000 400,000	0 0 100,000	405,672 327,998 252,210	209,755 146,864 77,640	459,000 319,000 253,000	135,310 123,478 363,768	92,296 159,329 182,709	1,748,033 1,496,669 1,629,327

Christopher L. Mapes Executive Vice President & President of A. O. Smith Electrical Products Company, a division of the Company	2008 2007 2006	410,000 378,000 346,667	0 0 40,000	173,148 206,436 174,760	121,223 85,349 35,967	443,000 356,500 162,000	79,849 31,437 24,818	68,160 71,307 74,452	1,295,380 1,129,029 858,664

Ajita G. Rajendra Executive Vice President & President of A. O. Smith Water Products Company, a division of the Company	2008 2007 2006	418,000 394,000 360,250	0 0 50,000	184,640 272,396 216,740	121,223 85,349 60,558	428,000 459,500 298,000	142,466 87,694 125,957	61,992 69,150 69,776	1,356,821 1,368,089 1,181,281

James F. Stern Executive Vice President, General Counsel and Secretary	2008	368,000	0	84,741	69,691	195,000	40,275	84,277	841,984

Ronald E. Massa[7] Retired Executive Vice President	2008 2007 2006	61,667 357,500 339,875	0 0 0	167,508 316,429 185,048	132,384 225,655 73,396	228,000 430,500 210,000	747,079 284,693 293,463	251,970 119,106 128,769	1,588,608 1,733,883 1,230,551

[1]	Includes amounts earned in 2008, even if deferred.

[2]

The amounts included in the “Stock Awards” column are the amounts we recognized in 2008 related to stock awards in 2008 and in prior years in accordance with FAS 123R. For a discussion of valuation assumptions, see Note 10 to our 2008 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

[3]

The amounts included in the “Option Awards” column are the amounts we recognized in 2008 and in prior years related to stock option awards in accordance with FAS 123R. For a discussion of valuation assumptions, see Note 10 to our 2008 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

[4]

The annual incentive bonus for 2008 and performance units for the period 2006 to 2008, respectively for each named executive officer are as follows: Mr. Jones, $822,000 and $795,000 Mr. Murphy, $264,000 and $195,000; Mr. Mapes, $248,000 and $195,000; Mr. Rajendra, $233,000 and $195,000; Mr. Stern, $195,000 and $0; and Mr. Massa, $33,000 and $195,000. Both the annual incentive bonus for 2008 and the performance units for 2006-2008 will be paid in 2009.

[5]

Reflects the change in pension value for each named executive officer for 2008. Mr. Massa’s increase in pension calculation is a result of early retirement subsidy, the difference in assumed versus actual insurance company pricing and normal expected growth based on one additional year of service.

[6]	Additional information regarding other compensation as provided in the “Components of 2008 All Other Compensation” Table below.

[7]	Mr. Massa retired on March 1, 2008.

COMPONENTS OF 2008 ALL OTHER COMPENSATION

Name	Tax Gross-Up Payments ($)[1]		Company Contributions to Retirement and 401(k) Plans ($)[2]	Dividends on Restricted Stock and Stock Units ($)	Company Car / Allowance ($)[3]	Club Dues ($)		Other ($)[4]		Total ($)
Paul W. Jones	$25,005		$36,564	$45,636	$32,400	$18,495	[5]	$15,841		$173,941

Terry M. Murphy	10,686		17,516	23,916	24,000	11,062	[6]	5,116		92,296

Christopher L. Mapes	6,690		16,102	10,565	24,000	5,799	[6]	5,004		68,160

Ajita G. Rajendra	10,300		16,417	11,465	20,824	0		2,986		61,992

James F. Stern	16,531		14,453	6,332	24,000	21,886	[7]	1,075		84,277

Ronald E. Massa	84,384	[8]	2,422	10,565	1,009	0		153,590	[9]	251,970

[1]

Tax gross-up payments provided to executives for financial counseling, company car, life insurance premiums, split-dollar insurance and club dues. With respect to Mr. Massa, tax gross-up includes $80,939 in connection with payout of his post-retirement life insurance policy.

[2]

Amounts shown are company 401(k) plan matching contribution and contribution to Executive Supplemental Profit Sharing Plan. For 2008, each officer except Mr. Massa received a $9,033 company 401(k) plan matching contribution and the following Executive Supplemental Profit Sharing Plan contributions: Mr. Jones, $27,531; Mr. Murphy, $8,483; Mr. Mapes, $7,069; Mr. Rajendra, $17,383; Mr. Stern, $5,420; and Mr. Massa, $0. Mr. Massa received a $2,261 company 401(k) plan matching contribution.

[3]

Currently, Messrs. Jones, Murphy, Mapes and Stern receive a car allowance. During 2008, Mr. Rajendra converted to a car allowance, prorated to $12,000 for the balance of 2008 after his lease expired. We pay tax gross-up on company car leases, but not on a car allowance.

[4]

Amounts shown represent payments for financial counseling and life insurance premiums for all named executive officers, executive physicals, if taken, spousal travel to Board or executive meetings for business purposes, as well as other payments which are separately identified with respect to the particular named executive officer in footnotes below.

[5]	Club dues for 2008 and 2009 paid in 2008, as well as incidental fees.

[6]	Club dues for 2009 paid in 2008.

[7]	Club dues for 2008 and 2009 paid in 2008.

[8]	Includes tax gross-up of $80,939 in connection with payout of his post-retirement life insurance policy.

[9]	Amount shown includes cash payout of $112,316 for post-retirement life insurance policy rollout and $39,846 for payment of earned vacation upon retirement.

GRANTS OF PLAN-BASED AWARDS

The table below reflects the plan-based awards made under the Combined Incentive Compensation Plan to each of the named executive officers during 2008.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)[1]	All Other Option Awards: Number of Securities Under- lying Options (#)[2]	Exercise or Base Price of Option Awards ($/Sh) ($)[3]	Grant Date Fair Value of Stock and Option Awards ($)[4]
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul W. Jones	02/11/08	[5]	$372,400	$931,000	$1,396,500	N/A	N/A	N/A
	02/11/08	[6]	4,449	855,000	1,282,500
	02/11/08									51,000	$35.640	$602,820
	02/11/08								21,200			755,568
	11/05/08									41,100	$32.010	436,482

Terry M. Murphy	02/11/08	[5]	119,528	298,820	446,000
	02/11/08	[6]	1,378	265,000	397,500
	02/11/08									15,700	35.640	185,574
	02/11/08								6,500			231,660
	04/30/08	[7]				$48,266	$309,400	$464,100

Christopher L. Mapes	02/11/08	[5]	32,964	274,700	410,000
	02/11/08	[6]	988	190,000	285,000
	02/11/08									11,200	35.640	132,384
	02/11/08								4,700			167,508
	04/30/08	[7]				48,266	309,400	464,100

Ajita G. Rajendra	02/11/08	[5]	33,607	280,060	418,000
	02/11/08	[6]	988	190,000	285,000
	02/11/08									11,200	35.640	132,384
	02/11/08								4,700			167,508
	04/30/08	[7]				48,266	309,400	464,100

James F. Stern	02/11/08	[5]	88,320	220,800	331,200
	02/11/08	[6]	988	190,000	285,000
	02/11/08									11,200	35.640	132,384
	02/11/08											167,508
	04/30/08	[7]				48,266	309,400	464,100	4,700

Ronald E. Massa	02/11/08	[5]	0	220,000	330,000	N/A	N/A	N/A
	02/11/08	[6]	0	0	0
	02/11/08									11,200	35.640	132,384
	02/11/08								4,700			167,508

[1]

Shows the number of restricted stock units granted to each named executive officer in 2008 under the Combined Incentive Compensation Plan. Restricted stock units vest on February 11, 2011 (three years from grant date), except in the event of dismissal or voluntary resignation prior to vesting. The grant date fair value of these awards was $35.640 per restricted stock unit, based upon the average of the highest and lowest price on the date of grant. Dividends on restricted stock and restricted stock units are credited to the named executive officer’s account in the Executive Supplemental Profit Sharing Plan.

[2]

Shows the number of stock options granted to each named executive officer in 2008 under the Combined Incentive Compensation Plan. Options vest and become exercisable in three equal installments. For options granted in February, 2008, they vest beginning February 11, 2009, one year after the grant date. Options granted to Mr. Jones in November, 2008, will vest beginning on November 5, 2009, one year after the grant date. Options are forfeited in the event of dismissal or resignation.

[3]	The exercise price is the average of the highest and lowest price on the effective date of grant.

[4]	The value of the stock and option awards has been calculated in accordance with FAS 123R.

[5]	Amounts reflect the threshold, target, and maximum awards that each named executive officer can earn under the Combined Incentive Compensation Plan for annual incentive bonus for 2008.

[6]

Amounts reflect the threshold, target and maximum awards that each named executive officer can earn under the Combined Incentive Compensation Plan as performance units for the period 2008 to 2010. Performance units have a value of $100 per unit at time of grant. The actual value of performance units is dependent upon Return on Invested Capital performance over the three-year vesting period, as more fully explained under “Compensation Discussion and Analysis – Long-Term Incentive Compensation.” Mr. Massa did not participate in this Plan during 2008 due to his previously announced retirement.

[7]

Amounts reflect the threshold, target and maximum awards that Messrs. Murphy, Mapes, Rajendra and Stern can earn under the Special Retention Award dated April 30, 2008. The actual value is dependent upon Return on Equity performance over the three-year period 2008 to 2010, as more fully explained under “Compensation Discussion and Analysis – Special Retention Awards.”

No named executive officer at our company has an employment agreement for a specific period of time. Rather, all executives serve at the pleasure of the Board. Messrs. Jones, Murphy and Rajendra have agreements with respect to termination of employment. See the discussion entitled, “Employment Contracts, Termination of Employment and Change in Control Arrangements.”

Further, both Messrs. Murphy and Rajendra have pension agreements which are reviewed in the discussion following the “Pension Benefits” Table. Otherwise, their compensation is consistent with the policies and practices discussed in the “Compensation Discussion and Analysis.”

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

The table below reflects all outstanding equity awards made under the Combined Incentive Compensation Plan to each of the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[5]
Paul W. Jones	40,800 25,500 40,500 16,934 0 0	0 0 0 33,866 51,000 41,100	0	$35.285 24.640 29.200 38.755 35.640 32.010	01/02/14 10/12/14 10/11/15 02/09/17 02/11/18 11/05/18	21,100 21,200	$622,872 625,824	0	0

Terry M. Murphy	12,000 5,234 0	6,000 10,466 15,700	0	36.030 38.755 35.640	01/03/16 02/09/17 02/11/18	21,000 6,400 6,500	619,920 188,928 191,880	10,000	$295,200

Christopher L. Mapes	30,900 10,000 3,734 0	0 0 7,466 11,200	0	23.980 29.200 38.755 35.640	09/22/14 10/11/15 02/09/17 02/11/18	4,700 4,700	138,744 138,744	10,000	295,200

Ajita G. Rajendra	26,900 10,000 3,734 0	0 0 7,466 11,200	0	27.580 29.200 38.755 35.640	02/01/15 10/11/15 02/09/17 02/11/18	4,700 4,700	138,744 138,744	10,000	295,200

James F. Stern	4,000 0	8,000 11,200	0	40.270 35.640	06/01/17 02/11/18	5,000 4,700	147,600 138,744	10,000	295,200

Ronald E. Massa	50,200 46,300 11,600 10,000 3,734 0	0 0 0 0 7,466 11,200	0	13.563 15.135 24.640 29.200 38.755 35.640	10/10/10 10/09/11 10/12/14 10/11/15 02/09/17 02/11/18	0	0	0	0

[1]

All references to shares mean shares of the company’s Common Stock. Mr. Jones will have the right to exercise an option for 16,933 shares at the exercise price of $38.755 on February 9, 2009; 16,933 shares at the exercise price of $38.755 on February 9, 2010; 17,000 shares at the exercise price of $35.64 on February 11, 2009; 17,000 shares at the exercise price of $35.64 on February 11, 2010; 17,000 shares at the exercise price of $35.64 on February 11, 2011; 13,700 shares at the exercise price of $32.01 on November 5, 2009; 13,700 shares at the exercise price of $32.01 on November 5, 2010; and 13,700 shares at the exercise price of $32.01 on November 5, 2011. Mr. Murphy will have the right to exercise an option for 6,000 shares at the exercise price of $36.03 on January 3, 2009; 5,233 shares at the exercise price of $38.755 on February 9, 2009; 5,233 shares at the exercise price of $38.755 on February 9, 2010; 5,233 shares at the exercise price of $35.64 on February 11, 2009; 5,233 shares at the exercise price of $35.64 on February 11, 2010; and 5,234 shares at the exercise price of $35.64 on February 11, 2011. Messrs. Mapes, Rajendra and Massa will each have the right to exercise an option for 3,733 shares at the exercise price of $38.755 on February 9, 2009; and 3,733 shares at the exercise price of $38.755 on February 9, 2010. Messrs. Mapes, Rajendra, Stern and Massa will each have the right to exercise an option for 3,733 shares at the exercise price of $35.64 on February 11, 2009; 3,733 shares at the exercise price of $35.64 on February 11, 2010; and 3,734 shares at the exercise price of $35.64 on February 11, 2011. Mr. Stern will have the right to exercise an option for 4,000 shares at the exercise price of $40.27 on May 31, 2009; and 4,000 shares at the exercise price of $40.27 on May 31, 2010.

[2]

Mr. Jones will vest in 21,100 restricted stock units on February 9, 2010, and 21,200 restricted stock units on February 11, 2011. Mr. Murphy will vest in 21,000 restricted stock units on January 28, 2009, and 6,400 restricted stock units on February 9, 2010, and 6,500 restricted stock units on February 11, 2011. Mr. Mapes will vest in 4,700 restricted stock units on February 9, 2010, and 4,700 restricted stock units on February 11, 2011. Mr. Rajendra will vest in 4,700 restricted stock units on February 9, 2010, and 4,700 restricted stock units on February 11, 2011. Mr. Stern will vest in 5,000 restricted stock units on June 1, 2010, and 4,700 restricted stock units on February 11, 2011. Restricted stock units entitle the executive to receive one share of Common Stock for each unit.

[3]	Market value determined by the NYSE closing market price of $29.52 on December 31, 2008, the last trading day of the fiscal year.

[4]

Each named executive, excluding Mr. Jones and Mr. Massa, received a one-time special retention award on April 30, 2008, which awards a maximum of 15,000 performance based restricted stock units that vest on January 1, 2011. The maximum is awarded only if Return on Equity for the calendar years of 2008 through 2010 averages 16.6% or greater during this period.

[5]	Market value determined by the NYSE closing market price of $29.52 on December 31, 2008, the last trading day of the fiscal year.

OPTION EXERCISES AND STOCK VESTED

The table includes information related to options exercised by each of the named executive officers during fiscal year 2008 and the number and value of options held at the end of the fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)[1]
Paul W. Jones	0	$0	33,000		$1,223,970

Terry M. Murphy	0	0	0		0

Christopher L. Mapes	0	0	8,100		363,123

Ajita G. Rajendra	0	0	8,100		315,333

James F. Stern	0	0	0		0

Ronald E. Massa	0	0	4,700	[2]	134,420

[1]	Based on NYSE closing market price of the Common Stock on the vesting date.

[2]	Restricted stock units awarded to Mr. Massa in 2008 were immediately vested due to his eligibility for retirement.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Paul W. Jones	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	5.00	$118,190 1,056,484	0

Terry M. Murphy	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	3.00	66,456 556,100	0

Christopher L. Mapes	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	4.28	45,531 123,553	0

Ajita G. Rajendra	A. O. Smith Retirement Plan Executive Supplemental Pension Plan Special Pension Arrangement	3.92	90,221 294,967 363,492	0

James F. Stern	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	1.59	16,813 44,887	0

Ronald E. Massa	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	31.60	798,941 2,712,466	0 2,712,466

We maintain a qualified defined benefit pension plan, the A. O. Smith Retirement Plan, for all eligible salaried employees. The plan provides a monthly retirement benefit at normal retirement age equal to 1.1% of five-year final average pay, plus 0.5% of five-year final average pay in excess of social security compensation multiplied by credited service up to a 40-year maximum. Average annual pay includes base salary and 50% of annual bonus.

We also maintain the A. O. Smith Corporation Executive Supplemental Pension Plan to provide benefits to an executive whose benefits in the A. O. Smith Retirement Plan are subject to limitations under the Internal Revenue Code and to take into account 100% of an executive’s annual incentive bonus. The monthly retirement benefit at normal retirement age under the Executive Supplemental Pension Plan is equal to 1.65% of five-year final average pay times years of credited service up to a 40-year maximum, less the benefit provided from the A. O. Smith Retirement Plan. All of the named executives participate in the Executive Supplemental Pension Plan.

The normal retirement age under both plans is 66 for all named executives except Messrs. Mapes and Stern, whose normal retirement age is 67. Each plan provides for early retirement as early as age 57 and 10 years of service but with reductions in the normal retirement benefit. The reductions for benefits provided by the A. O. Smith Retirement Plan are equal to 6.67% per year between the age at retirement and the executive’s normal retirement age less three years (also called the unreduced retirement age). If an executive retires early, the single lump sum amount to be paid from the Executive Supplemental Pension Plan is calculated based upon the unreduced benefit commencing at the unreduced retirement age discounted for interest between the unreduced retirement age and executive’s age at early retirement using the after-tax yield on the Lehman Total Corporate Index. Executives terminating before age 57 and 10 years of service with a vested benefit receive a single lump sum amount from the Executive Supplemental Pension Plan calculated in the same manner as for early retirement except the benefit is based upon the unreduced benefit commencing at the executive’s normal retirement age, discounted for interest between the executive’s normal retirement age and the executive’s age at termination.

The “Present Value of Accumulated Benefit” set forth in the table above is based on assumptions and valuation dates that are the same as those used for the valuation of pension liabilities as set forth in Note 11 to our 2008 Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008. Retirement age under the A. O. Smith Retirement Plan and the Executive Supplemental Pension Plan is assumed to be the earliest age that an executive can retire with an unreduced benefit, which is age 65 for Mr. Jones, age 66 for Mr. Murphy, age 64 for Mr. Mapes, age 63 for Mr. Rajendra, and age 64 for Mr. Stern. Post-retirement mortality rates are based on the RP-2000 Combined Healthy Mortality Table (gender specific). The assumption is made that there is no probability of pre-retirement death or termination by any other cause.

The A. O. Smith Retirement Plan pays benefits in the form of a single life retirement annuity. Optional forms of annuity payment are available on an actuarially equivalent basis. The retirement benefit under the Executive Supplemental Pension Plan is paid as a single lump sum to the executive upon retirement. The lump sum amount is calculated by determining the amount necessary (including a tax gross-up for the tax liability attributable to the lump sum payment) to purchase a commercial annuity that will provide an after-tax monthly amount equivalent to the after-tax amount the executive would receive if the monthly pension would be paid directly by us. To calculate the “Present Value of Accumulated Benefits” for the benefit under the Executive Supplemental Pension Plan, assumptions are made regarding the executive’s tax rate at retirement (39.9%) and a lump sum interest rate obtained by surveying various annuity companies (4.5%).

We do not have a policy to grant extra years of service. Two of the named executives have special arrangements negotiated upon their employment with us. After the completion of 5 years of service, Mr. Murphy will be granted an extra 3 years of service included in the calculation of his Executive Supplemental Pension benefit and will be treated as eligible for early retirement under the plan. In the “Pension Benefits” Table above, the 3 years of imputed service for Mr. Murphy is valued at $323,640.00. Mr. Rajendra was provided a pension supplement that would make him eligible for a payment of $4,166.67 per month after completion of 10 years of service and an additional $1,250.00 per month after completion of 12 years of service (for a total of $5,416.67 per month for his lifetime). The present value of Mr. Rajendra’s special agreement shown in the “Pension Benefits” Table does not reflect the additional $1,250.00 per month because it is calculated assuming retirement at age 63, and he is not eligible for the additional $1,250.00 per month if he retires at that age. Mr. Rajendra’s agreement was amended in February, 2009 to resolve an open issue dating back to his date of hire related to pension forfeited at his former company. In place of the payments referenced above, he will be eligible for a payment of $7,083 per month after completion of 10 years of service, paid as a straight life annuity. Mr. Rajendra’s benefit is in addition to the benefits provided by the A. O. Smith Retirement Plan and the Executive Supplemental Pension Plan. Both of these agreements were granted in order to compensate each executive for benefits forfeited from his prior employer upon termination.

Mr. Massa retired effective March 1, 2008. Years of credited service are shown as of his retirement date. Mr. Massa elected to defer receipt of his retirement benefits under the A. O. Smith Retirement Plan and received $2,712,466 in a lump sum payment from the Executive Supplemental Pension Plan. The “Present Value of Accumulated Benefit” shown for Mr. Massa is based upon the value of future monthly retirement payments and a lump sum payment of a portion of his Executive Supplemental Pension Plan benefit which he received in 2008.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2008 ($)	Registrant Contributions in 2008 ($)[1]	Aggregate Earnings in 2008 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2008 ($)
Paul W. Jones	0	$73,167	($88,353)	0	$230,373

Terry M. Murphy	0	32,399	(19,966)	0	65,118

Christopher L. Mapes	0	17,634	(19,417)	0	51,527

Ajita G. Rajendra	0	18,848	(26,331)	0	53,199

James F. Stern	0	11,752	67	0	13,619

Ronald E. Massa	0	10,565	(42,533)	$72,340	128,955

[1]

Includes the following Supplemental Profit Sharing contributions for 2008 which are also reported in the “Summary Compensation Table”: Mr. Jones, $27,531; Mr. Murphy, $8,483; Mr. Mapes, $7,069; Mr. Rajendra, $7,383; Mr. Stern, $5,420; and Mr. Massa, $0.

Each executive has an account in the A. O. Smith Corporation Executive Supplemental Profit Sharing Plan, which each year is credited with supplemental profit sharing contributions and notional dividends on restricted stock and restricted stock units. The executive’s account is a bookkeeping entry only. Amounts credited to the executive’s account are credited with gains and losses each month based on the executive’s crediting election. The crediting election is used to designate the investment fund(s) as the basis for calculating the rate of return equivalent for the executive’s account. The current funds available for a crediting election are: Stable Asset Income Fund, Evergreen Core Bond Fund, American Balanced Fund, First American Equity Income Fund, Vanguard Institutional Index Fund, Principal Lifetime Strategic Income R5 Fund, Principal Lifetime 2010 R5 Fund, Principal Lifetime 2020 R5 Fund, Principal Lifetime 2030 R5 Fund, Principal Lifetime 2040 R5 Fund, Principal Lifetime 2050 R5 Fund, Money Market R5 Fund, Growth Fund of America, FMI Common Stock Fund, Munder Mid-Cap Core Growth, Marshall Mid-Cap Value Fund, American Euro Pacific Growth Fund, and Janus Enterprise Fund.

The executive is eligible to receive payment of amounts in his profit sharing account on termination of employment (six months after termination in the case of the amounts credited to his account on or after January 1, 2005).

We also maintain the A. O. Smith Executive Deferred Compensation Plan under which executives may elect to defer all or any part of their base salary, annual incentive bonus or vesting restricted stock to a future payment date. Gains and losses on an executive’s account in the Plan are credited in the same manner as described above for the Executive Supplemental Profit Sharing Plan. For 2008, none of the named executives have elected to defer any of their annual incentive bonuses.

Employment Contracts, Termination of Employment

and Change in Control Arrangements

We have termination of employment agreements with Messrs. Jones, Murphy and Rajendra. Each agreement provides that, in the event his employment is terminated by us for any reason other than for cause (i.e. dishonesty or insubordination), we will provide 18 months of continued base salary and benefits. These offer letters were amended in 2008 to make them compliant with Section 409A of the Internal Revenue Code. The severance arrangements for these named executives were provided as an inducement to commence employment with us. Assuming that each of these named executive officers were terminated on December 31, 2008, for reasons within the scope of his agreement, Messrs. Jones, Murphy and Rajendra would receive payments equal to $1,396,000, $669,000 and $627,000, respectively, and health insurance benefits valued at approximately $18,864 each.

Messrs. Mapes and Stern are participants in the A. O. Smith Corporation Severance Pay Plan. The plan provides one week of base salary per year of service plus benefit continuation during the severance period, with a minimum of one-month severance if we terminate the employment of a participant as a result of job abolishment, reorganization, economic conditions in the business or other reasons approved by the Senior Vice President – Human Resources and Public Affairs. Outplacement services during the severance period and accrued vacation pay are also provided. Under the plan, the Senior Vice President – Human Resources and Public Affairs has the discretionary authority to increase the amount of severance pay to be paid and to determine the manner of payment. Severance pay is normally paid in a lump sum but may be paid in regular semimonthly base salary installments in appropriate cases. Assuming that Messrs. Mapes and Stern were terminated as of December 31, 2008, based upon his five years of service, Mr. Mapes would receive $40,192 in severance, $31,538 in vacation, $2,096 for benefits and $15,000 for outplacement. Based on his one year of service, Mr. Stern would receive $28,308 in severance, $28,308 in vacation, $1,048 for benefits and $15,000 for outplacement.

Each of our named executive officers is provided life insurance as discussed in the section, “Executive Life Insurance.” The death benefits payable as of December 31, 2008, are: $2,793,000 for Mr. Jones; $1,338,000 for Mr. Murphy; $1,230,000 for Mr. Mapes; $1,254,000 for Mr. Rajendra; and $1,040,000 for Mr. Stern. The death benefits payable after retirement are $931,000 for Mr. Jones; $446,000 for Mr. Murphy; $410,000 for Mr. Mapes; $418,000 for Mr. Rajendra; and $368,000 for Mr. Stern.

Please refer to the “Pension Benefits” and “Nonqualified Deferred Compensation” Tables above and related narrative for the present value of accumulated benefits for our named executives. In addition, Mr. Murphy has a special agreement with us that provides that he will be treated as retirement eligible for purposes of the A. O. Smith Combined Incentive Plan after he completes five years of service with our company.

We have no agreements with the named executives that provide for payments in the event of a change in control of our company.

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE

The Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management. Based on the Committee’s review and discussion with management, the Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2008.

William F. Buehler, Chairperson

Ronald D. Brown, Committee Member

William P. Greubel, Committee Member

Bruce M. Smith, Committee Member

APPROVE AN AMENDMENT TO THE A. O. SMITH

COMBINED INCENTIVE COMPENSATION PLAN TO INCREASE THE

AUTHORIZED SHARES OF COMMON STOCK BY 1,250,000

General

The A. O. Smith Combined Incentive Compensation Plan (the “Plan”), as amended, was initially approved by stockholders in 2002. On February 10, 2009, the Board of Directors approved an amendment to the Plan, subject to the approval of the stockholders at the 2009 annual meeting, to increase the total number of shares of Common Stock available for issuance under the Plan by 1,250,000. The text of the amended Plan is set forth in Exhibit A to this proxy statement, and the description of the amended Plan that appears below is qualified in its entirety by reference to such text.

Vote Required

The affirmative vote of a majority of the votes present or represented at the meeting is required for approval of the amendment to the Plan, provided that a majority of the outstanding shares of Class A Common Stock and Common Stock are voted on the proposal. Refer to the General Information Section on pages 1 and 2 of the proxy statement for a more detailed discussion of the vote required. SICO, which on the Record Date had the right to vote approximately 78.8% of the votes represented by outstanding Class A Common Stock and Common Stock (see “Principal Stockholders” above) has advised A. O. Smith Corporation (the “Company”) that it will vote all such shares for approval of the amendment to the Plan. Hence, approval of the amendment to the Plan is assured regardless of the vote of any other stockholders. The Board of Directors recommends that stockholders vote FOR approval of the amendment to the Plan.

Purpose

The Plan was adopted to provide additional compensation as an incentive to induce key employees and directors to remain in the employ of the Company or its subsidiaries or affiliates; to encourage such employees to secure or increase on reasonable terms their stock ownership in the Company or to otherwise align their interests with the Company’s stockholders; to motivate such employees and directors, by means of growth-related incentive, to achieve long-range growth goals; and to provide incentive compensation opportunities which are competitive with those of other major corporations.

Available Shares

As of the Record Date, 473,990 shares of Common Stock were available for issuance pursuant to grants of additional awards under the Plan without taking into account the amendment and there were outstanding under the Plan stock options covering 1,285,367 shares of Common Stock and unvested restricted stock units covering 245,616 shares of Common Stock. The amendment to the Plan will increase the total number of shares of Common Stock available for issuance under the Plan by 1,250,000. In addition, if any shares of Common Stock subject to options granted under the A. O. Smith Corporation Long-Term Executive Incentive Compensation Plan would again become available for new grants under the terms of such prior plan, if the prior plan were still in effect, then those shares will be available for the granting of awards under the Plan. As of the Record Date, there were stock options covering 324,200 shares of Common Stock outstanding under the A. O. Smith Corporation Long-Term Executive Incentive Compensation Plan.

If any shares subject to awards granted under the Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all the shares, then the shares subject to, reserved for or delivered in payment in respect of such award may again be used for new awards under this Plan. A maximum of 35% of shares of Common Stock reserved under the Plan may be issued as awards other than stock options or stock appreciation rights.

The shares of stock granted under the Plan may be shares of authorized but unissued Common Stock or issued shares of Common Stock that have been reacquired by the Company.

Administration

The Plan is administered by the Personnel and Compensation Committee of the Board of Directors, which must consist of not less than three members of the Board of Directors, each of whom is an outside, non-employee director (the “Committee”). The Committee has authority to determine the employees who shall participate in the Plan (the “Participants”) and the types of awards granted; determine the terms and conditions of each award; and interpret and administer the provisions of the Plan. The full Board of Directors must approve all awards made to non-employee directors.

Eligibility

Key employees (including directors or executive officers) of the Company, its subsidiaries and affiliated entities in which the Company has an equity interest (“affiliated subsidiaries”) are eligible to become Participants. Before receiving an award, a Participant must enter into an agreement to remain in the service of the Company for a period of at least 12 months or until his or her earlier retirement from service at the pleasure of the Company. The agreement does not restrict the right of the Company to terminate the employment of a Participant at any time.

Awards Under the Plan

The Plan permits the grant of the following awards: (a) stock options, which may be either “incentive stock options” (“ISOs”) meeting the requirements of section 422 of the Internal Revenue Code (the “Code”) or “nonqualified stock options” that do not meet the requirements of section 422 of the Code; (b) restricted stock; (c) stock appreciation rights (“SARs”); (d) restricted stock units; (e) performance awards; and (f) other stock-based awards.

The Plan provides that, subject to adjustment, no Participant may be granted awards that could result in such Participant receiving in any single calendar year:

•	stock options for more than 400,000 shares of Common Stock;

•	awards of restricted stock relating to more than 200,000 shares;

•	SARs relating to more than 400,000 shares;

•	payments in respect of performance awards for more than $5,000,000; and

•	other stock-based awards in excess of 200,000 shares.

Terms of Awards

Stock Options.    The exercise price for each stock option at the time the option is granted shall be equal to at least 100% of the fair market value of the Common Stock on the date of the grant. Fair market value for purposes of the Plan means the average of the high and low sales price on the NYSE for the applicable date. The term of an option granted under the Plan must not be more than ten years. The purchase price of any option may be paid: (a) in cash or its equivalent; (b) with the consent of the Committee, by tendering previously acquired shares valued at their fair market value; (c) through a cashless exercise procedure established by the Committee; or (d) a combination of the above. Stock options shall be subject to all other terms and conditions as the Committee may determine consistent with the provisions of the Plan. ISOs may not be awarded after ten years from the Plan’s effective date, unless approved by the stockholders at or prior to such time. The Plan specifically prohibits the repricing, reissuance or backdating of any option without shareholder approval.

Restricted Stock.    Shares of restricted stock shall be subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, including, but not limited to, the lapse of restrictions upon the Participant’s achievement of one or more performance goals over a specified performance period determined pursuant to a performance formula, all as determined by the Committee. Restricted stock shall be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan.

Restricted Stock Units.    An award of restricted stock units is the right to receive shares of Common Stock at such time and under such conditions as determined by the Committee, which include a time-based vesting period of not less than a period of three years or require attainment of performance goals within a performance period of at least one year.

Stock Appreciation Rights.    A SAR granted under the Plan will confer on the Participant the right to receive payment measured by the increase in the fair market value of a specified number of shares of Common Stock from the date of the grant of the SAR to the date on which the Participant exercises the SAR. SARs may be freestanding SARs or tandem SARs granted in conjunction with an option. SARs shall be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan. The payment to which the Participant is entitled on the exercise of a SAR may be in cash, in Common Stock valued at fair market value on the date of exercise, or partly in cash and partly in Common Stock, as the Committee shall determine.

Performance Awards.    A performance award is an award denominated in cash or shares, the payment or delivery of which is based on the achievement of one or more performance goals over a performance period, as specified in the performance formula, all as determined by the Committee. A performance award can be either a single-year or multi-year award. A Participant may be awarded a multi-year or single-year performance award during the same calendar year. Performance awards shall be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan. Performance awards may be paid in cash, in Common Stock valued at fair market value on the payout date or, at the sole discretion of the Committee, the day immediately preceding that date, or partly in cash and partly in Common Stock. Until such time as the full amount of any performance award has been actually paid or delivered to the Participant, his or her right to receive any amount shall be wholly contingent on the actions of the Participant in the operation or management of any business of the Company. Unless the Committee expressly determines that a performance award need not qualify for the performance-based exception of Section 162(m)(4)(c) of the Code, the Committee shall take all steps reasonably necessary to ensure that the performance awards will qualify for such exception.

Performance Goals.    For purposes of the grants of shares of restricted stock, restricted stock units or performance awards under the Plan, a performance goal is the level of performance established by the Committee as a goal with respect to the achievement of certain financial results of the Company, an operating unit or both for a specified performance period. Such financial results, as selected by the Committee, may include basic or diluted earnings per share, revenue, operating income, earnings before or after interest, taxes, depreciation and/or amortization, return on capital, return on capital as a percent of cost of capital, return on equity, return on assets, cash flow, working capital, stock price and total shareholder return, and/or, in the case of awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), such other goals as the Committee may establish in its discretion.

Other Share-Based Awards.    The Committee may make other types of awards of shares to Participants, including directors’ fees to non-employee directors or bonuses earned upon the attainment of performance goals.

Adjustments

The Plan provides for adjustments to the number of shares received under the Plan, the individual Participant limits, and the exercise or grant price of options and SARs to reflect future stock dividends (other than in lieu of an ordinary cash dividend), split-ups, recapitalizations, reorganizations, combinations of shares, mergers, consolidations and the like.

Transferability

Awards under the Plan are not transferable otherwise than by will or the laws of descent or distribution, except that a Participant may, to the extent allowed by the Committee and in the manner specified by the Committee, transfer any award or designate a beneficiary to receive payment of an award. The Committee shall have authority, in its discretion, to amend award agreements and to allow the transfer of any existing award in the manner specified by the Committee.

Amendments and Termination

The Board of Directors, without further approval of the stockholders, may from time to time amend, suspend or terminate, in whole or in part, any or all of the provisions of the Plan in such respects as the Board deems advisable. However, no amendment can become effective without prior approval of the stockholders if the Committee determines such approval is required by (1) the rules and/or regulations promulgated under Section 16 of the Securities Exchange Act of 1934, (2) the Code or any rules promulgated thereunder or (3) the listing requirements of the NYSE or any principal securities exchange or market on which the shares are then traded. Also, stockholders must approve Plan amendments to (a) increase the number of shares or maximum amount payable to a Participant as specified in certain sections of the Plan or (b) reduce the minimum option price or SAR grant which may be established under the Plan. Subject to the provisions of the Plan, the Committee may modify or amend any award or waive any restrictions or conditions applicable to any award so long as any amendment or modification does not increase the number of shares issuable under the Plan. The authority of the Committee to administer the Plan and modify or amend an award will extend beyond the date of the Plan’s termination. No amendment will, without the Participant’s consent, alter or impair any of the rights or obligations under any award previously granted to him or her under the Plan.

Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the Plan under current tax law.

Stock Options.    The grant of a stock option under the Plan will create no income tax consequences to the Company or the Participant. A Participant who is granted a nonqualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the Participant. Upon the Participant’s subsequent disposition of the shares received with respect to such stock option, the Participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, which is the fair market value of the Common Stock on the exercise date. Under certain circumstances involving a change of control, the Company may not be entitled to a deduction with respect to stock options granted to certain executive officers.

In general, a Participant will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, the Participant will recognize a long-term capital gain or loss on the disposition of the Common Stock acquired pursuant to the exercise of an ISO, and the Company will not be allowed a deduction. If the Participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the grant date of the ISO and one year from the exercise date, the Participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the Participant. Any additional gain realized by the Participant over the fair market value at the time of exercise will be treated as a capital gain.

Restricted Stock.    Generally, a Participant will not recognize income and the Company will not be entitled to a deduction at the time an award of restricted stock is made under the Plan, unless the Participant makes the election described below. A Participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the Participant recognizes income. Under certain circumstances involving a change of control, the Company may not be entitled to a deduction with respect to restricted stock granted to certain executive officers. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis, which is the fair market value of the Common Stock on the date the restrictions lapse. Dividends paid in cash and received by a Participant prior to the time the restrictions lapse will constitute ordinary income to the Participant in the year paid, and the Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A Participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the Participant paid for such restricted stock). If the Participant makes such an election, the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the Participant recognizes income. If the Participant makes the election, any cash dividends the Participant receives with respect to the restricted stock will be treated as dividend income to the Participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the Participant who has made an election subsequently forfeits the restricted stock, the Participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of any deduction the Company originally claimed with respect to such shares.

Restricted Stock Units.    The grant of an award of restricted stock units will create no tax consequences for the Participant or the Company. Upon the vesting of the restricted stock units, the Participant will receive ordinary income equal to the fair market value of the shares received, and the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights.    The grant of a SAR will create no income tax consequences for the Participant or the Company. Upon exercise of a SAR, the Participant will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Common Stock or other property received, except that if the Participant receives shares of restricted stock upon exercise of a SAR, then recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the Participant.

Performance Awards.    The grant of a performance award will create no income tax consequences to the Company or the Participant. Upon the Participant’s receipt of cash and/or shares at the end of the applicable performance period, the Participant will receive ordinary income equal to the amount of cash and/or the fair market value of the shares received, and the Company will be entitled to a corresponding deduction in the same amount and at the same time. If performance awards are settled in whole or in part in shares, upon the Participant’s subsequent disposition of the shares, the Participant will recognize a capital gain or loss (long-term or short-term depending on how long the shares have been held) to the extent the amount realized upon disposition differs from the shares’ tax basis, which is the fair market value of the shares on the date the Participant received the shares.

Section 162(m) Limit on Compensation.    Code Section 162(m) limits the deduction the Company can take for compensation the Company pays to the Company’s CEO and its four other highest paid officers (determined as of the end of each year) to $1 million per year per individual. However, certain performance-based compensation that meets the requirements of Code Section 162(m) does not have to be included as part of the $1 million limit. The Plan is designed so that awards granted to the Participants may meet the Code Section 162(m) requirements for performance-based compensation.

The foregoing discussion is not a complete discussion of all the federal income tax aspects of the Plan. Some of the provisions contained in the Code have only been summarized, and additional qualifications and refinements are contained in regulations issued by the Internal Revenue Service.

Withholding

The Company will have the right to withhold from any cash payable or shares deliverable to a Participant, or require that a Participant make arrangements satisfactory to the Company for payment of, such amounts as the Company shall determine for the purpose of satisfying its statutory liability to withhold federal, state and local income taxes, including payroll taxes, incurred by reason of the grant, exercise, vesting or payment of any award. In the discretion of the Committee, a Participant may be permitted to satisfy the Company’s minimum statutory withholding requirements by tendering previously acquired shares or by electing to have the Company withhold shares otherwise issuable to the Participant, having a fair market value, on the date income is recognized, in the minimum amount required to be withheld. The election must be made in writing and must be made according to such rules and in such form as the Committee shall determine.

New Plan Benefits

The Company cannot currently determine the awards that may be granted under the Plan in the future to the executive officers, other officers, directors or other employees. The Committee will make such determinations from time to time.

REPORT OF THE AUDIT COMMITTEE

The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of the Board, to oversee the activities of our internal audit function, to appoint the independent registered public accounting firm, and to report the results of the Committee’s activities to the Board. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control, and Ernst & Young LLP (the independent registered public accounting firm) is responsible for auditing and reporting on those financial statements and our internal control structure. The Committee has reviewed and discussed with management and the independent registered public accounting firm our audited financial statements as of and for the year ended December 31, 2008.

During 2008, the Audit Committee conducted 11 meetings, 4 of which were in person and 7 of which were telephonic. The Committee chair and other members of the Committee each quarter reviewed and commented on the earnings news release and interim financial statements contained in SEC Forms 10-Q, and met and discussed our draft Annual Report on SEC Form 10-K with the chief financial officer, controller, and independent registered public accounting firm prior to filing and public release.

The Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. Both the Director of Internal Audit and the independent registered public accounting firm have direct access to the Audit Committee at any time on any issue of their choosing, and the Committee has the same direct access to the Director of Internal Audit and the independent registered public accounting firm. The Committee has met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

The Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence. In addition, the Committee has considered the compatibility of non-audit services with the independent registered public accounting firm’s independence. The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm. These procedures include reviewing and approving a budget for audit and permitted non-audit services. Audit Committee approval is required to exceed the amount of the budget for a particular category of non-audit services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee has concluded the provision of the non-audit services is compatible with maintaining the independent registered public accounting firm’s independence.

During the fiscal year ended December 31, 2008, Ernst & Young LLP was employed principally to perform the annual audit and to render tax services. Fees paid to Ernst & Young LLP for each of the last two fiscal years are listed in the following table:

	Year Ended December 31
	2008	2007
Audit Service Fees	$1,200,488	$1,216,686
Audit Related Fees	None	9,441
Tax Fees	306,602	574,524
All Other Fees	None	None

Total Fees	$1,507,090	$1,800,651

Audit fees consist of fees for the annual audit of our company’s financial statements and internal controls over financial reporting, reviews of financial statements included in our Form 10-Q filings, statutory audits for certain of our company’s foreign locations and other services related to regulatory filings.

Audit related fees are principally fees for accounting consultations. Tax fees consist primarily of tax consulting services.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements, referred to above, be included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC. The Committee appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2009, subject to stockholder ratification, and preliminarily approved its estimated fees for first quarter audit, audit related, and tax services.

Gene C. Wulf, Chairperson

Gloster B. Current, Jr., Member

Mark D. Smith, Committee Member

Idelle K. Wolf, Committee Member

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of our company has appointed Ernst & Young LLP as our company’s independent registered public accounting firm for 2009. Representatives of Ernst & Young LLP will be present at the 2009 Annual Meeting of Stockholders to provide a statement and respond to stockholder questions. Although not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate to obtain stockholder ratification of the Audit Committee’s action in appointing Ernst & Young LLP as our independent registered public accounting firm. The Board of Directors has itself ratified the Audit Committee’s action. Should such appointment not be ratified by the stockholders, the Audit Committee of the Board of Directors will reconsider the matter. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent auditor at any time during the fiscal year if it determines that such a change would be in the best interest of our company and our stockholders.

REPORT OF THE NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee met three times during the year. The Committee reviewed and ratified its Charter, which provides that the Committee is responsible for the nomination of directors, review of compensation to be paid to directors and our company’s corporate governance practices. The Committee also reviewed its new director orientation program and continuing education opportunities for the directors.

The presiding director procedure was reviewed and affirmed by the Committee and the Board. The presiding director is responsible for presiding over the Non-Management Directors meetings, and this position annually rotates among the chairpersons of the Nominating and Governance, Audit, and Personnel and Compensation Committees of the Board. The chairperson of the Nominating and Governance Committee was appointed to serve during the period April, 2008 to April, 2009.

The Committee also monitored our corporate governance. It recommended to the Board of Directors updates to the Corporate Governance Guidelines, which the Board adopted. The Committee verified that all Committees’ Charters were in place and were reviewed by the Committees. It reviewed the code of business conduct and financial code of ethics, officers’ outside board memberships, minimum qualifications for directors, the process and procedure for stockholder recommendation of director candidates and stockholder communications with the Board, which the Board previously adopted. The Committee reviewed the effectiveness of the dissemination and disclosure of these and other corporate governance documents, including Committees’ Charters, to employees and to stockholders via our website. The address of the website is www.aosmith.com. These documents are also available upon request from the Corporate Secretary. No waivers were sought or granted from our code of conduct. The Committee is not aware of any situation or circumstance that would require a waiver.

The Committee is also responsible for reviewing director compensation. The Committee hired the firm of Towers Perrin to assist it with surveying director compensation trends and making comparisons and recommendations. Based on Towers Perrin’s report, the Committee recommended changes to director compensation, which were adopted at its July, 2008 meeting. These changes are reported in this Proxy Statement under “Director Compensation.”

In accordance with the Corporate Governance Guidelines, the Committee considered the resignation offered by one director due to his change of circumstances and recommended against its acceptance. The Committee reviewed Board Committee member qualifications and made recommendations to the Board on member appointments to Committees. The Committee reviewed the Board’s Committee structure and operations and reported to the Board regarding them.

The Committee also conducted an evaluation of its performance and oversaw the evaluation process to ensure that the Board and each of the other Committees performed its own self-evaluation and reported on it to the Board of Directors. The directors also evaluated the performance of each of their fellow directors.

Ronald D. Brown, Chairperson

William F. Buehler, Committee Member

William P. Greubel, Committee Member

DATE FOR STOCKHOLDER PROPOSALS

Proposals of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 intended to be presented at the 2010 Annual Meeting of Stockholders must be received by us no later than November 2, 2009, to be considered for inclusion in our proxy materials for the 2010 meeting. If a stockholder who otherwise desires to bring a proposal before the 2010 meeting does not notify us of its intent to do so on or before January 16, 2010, then the proposal will be untimely, and the proxies will be able to vote on the proposal in their discretion.

March 5, 2009

EXHIBIT A

A. O. SMITH

COMBINED INCENTIVE COMPENSATION PLAN

1.	Purpose

The purpose of the A. O. Smith Combined Incentive Compensation Plan (“Plan”) (formerly known as the A. O. Smith Combined Executive Incentive Compensation Plan) is to provide additional compensation as an incentive to induce key Employees to remain in the employ of A. O. Smith Corporation (“Company”) or Subsidiaries or Affiliates of the Company, to induce Non-Employee Directors to serve on the Board of Directors of the Company, and to encourage such Employees and Directors to secure or increase on reasonable terms their stock ownership in the Company or to otherwise align their interests with the Company’s stockholders. The Board of Directors of the Company believes the Plan will (1) attract and retain personnel and Non-Employee Directors possessing outstanding ability; (2) motivate personnel, by means of growth-related incentive, to achieve long-range growth goals; (3) provide incentive compensation opportunities which are competitive with those of other major corporations; and (4) further align the interest of Participants with those of the Company’s stockholders through opportunities for increased stock ownership.

2.	Effective Date and Term of the Plan

The Plan was originally effective on January 1, 2002. The Plan, as amended and restated herein, is effective February 10, 2009, subject to approval by the stockholders of the Company. The Board, without further approval of the stockholders, may terminate the Plan at any time but no termination shall, without the Participant’s consent, alter or impair any of the rights under any Award theretofore granted to him or her under the Plan. Notwithstanding the foregoing, no Incentive Stock Options shall be granted hereunder more than ten (10) years from the effective date of the amended and restated Plan without further approval by the stockholders of the Company.

3.	Definitions

(a) Affiliate:    Means any corporation, limited liability company, partnership or other entity in which the Company has 50 percent or less ownership.

(b) Award:    Means an Award granted by the Committee under the Plan.

(c) Board:    Means the Board of Directors of the Company.

(d) Code:    Means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a particular provision of the Code shall include any successor provision thereto.

(e) Committee:    Means the Personnel and Compensation Committee of the Board of Directors of the Company.

(f) Common Stock or Shares:    Means the Common Stock, par value $1 per share, of the Company.

(g) Disability:    Shall have the meaning set forth in the A. O. Smith Long-Term Disability Plan, or any successor plan thereto.

(h) Employee:    Means any full-time managerial, administrative or professional employee (including any officer or director who is such an employee) of the Company, or any of its Subsidiaries or Affiliates.

(i) Exchange Act:    Means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time. Any reference to a particular provision of the Exchange Act shall include any successor provision thereto.

(j) Exercise Period:    Means the period of time, as established by the Committee in awarding an option grant, during which a Participant may exercise an Option or SAR.

(k) Fair Market Value:    Means on a particular date, the average of the high and low sales price per Share on such date on the New York Stock Exchange (“NYSE”), or if no sales of Common Stock occur on the date in question, on the last preceding date on which there were sales on such market. If the Shares are not listed on the NYSE, but are traded on another national securities exchange or in an over-the-counter market, the average of high and low sales price (or, if there are no sales reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee will be used.

(l) Incentive Stock Option:    Means an Option that meets the requirements of Code Section 422.

(m) Non-Employee Director:    Means a member of the Board who is not an Employee of the Company, a Subsidiary or an Affiliate.

(n) Nonqualified Stock Option:    Means an Option that does not meet the requirements of Code Section 422.

(o) Operating Unit:    Means any Subsidiary or any Affiliate, or any operating division of the Company, any Subsidiary or any Affiliate, which is designated by the Committee to constitute an Operating Unit.

(p) Option:    Means an Option granted pursuant to Section 6(a).

(q) Participant:    Means an Employee or a Non-Employee Director who is selected by the Committee to participate in the Plan.

(r) Performance Award:    Means a Performance-based Award granted pursuant to Section 6(e).

(s) Performance Formula:    Means, for a Performance Period, one (1) or more objective, formula, or standard established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant.

(t) Performance Goal:    Means the level of performance established by the Committee as the Performance Goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant.

(u) Performance Measure:    Means one (1) or more of the following selected by the Committee to measure the performance of the Company, an Operating Unit or both for a Performance Period: basic or diluted earnings per share; revenue; operating income; earnings before or after interest, taxes, depreciation and/or amortization; return on invested capital; return on invested capital as a percent of cost of capital; return on equity; return on assets; return on performance assets; cash flow; working capital; stock price and total stockholder return; and/or, in the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), such other goals as the Committee may establish. Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company and, if so determined by the Committee at the time the Award is granted and to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant.

(v) Performance Period:    Means, subject to the limitations described in the Plan, a period of time as established by the Committee over which the attainment of a Performance Goal or Goals will be measured with respect to an Award.

(w) Plan Year:    Means the calendar year.

(x) Restricted Stock:    Means the Restricted Stock awarded under Section 6(b).

(y) Restricted Stock Unit:    Means a Unit awarded under Section 6(d).

(z) Retirement:    Means, for Employee Participants, eligibility for normal, special early, or early retirement benefits under the A. O. Smith Retirement Plan for Salaried Employees, and for Non-Employee Director Participants, resignation from or failure to be re-elected to the Board on or after attainment of age 70.

(aa) SAR or Stock Appreciation Right:    Means a Stock Appreciation Right granted pursuant to Section 6(c).

(bb) Subsidiary:    Means any corporation, limited liability company, partnership or other entity in which the Company has more than 50 percent of the ownership.

4.	Administration

(a) The Plan shall be administered by the Committee. Except in the case of Awards to Non-Employee Directors as provided below, the Committee shall have the exclusive responsibility and discretionary authority for the administration and operation of the Plan and shall have the power to take any action necessary to carry out such responsibilities. The Committee’s discretionary authority shall include, but not be limited to, the following:

i. to determine those eligible individuals who shall be Participants and the types of Awards granted;

ii. to determine the terms and conditions of each Award; and

iii. to interpret and administer the Plan and to take any other action in furtherance of the objectives of the Plan that is not inconsistent with the express provisions of the Plan.

Any Award to a Non-Employee Director shall be subject to the approval of the full Board.

All determinations of the Committee shall be within its discretion, and shall be final and binding on any individual with an interest in an Award.

(b) The Committee shall be appointed from time to time by the Board which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee is expressly authorized to hold Committee meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

5.	Eligibility

Employees who, in the opinion of the Committee, are key employees and have demonstrated a capacity for contributing in a substantial measure to the successful performance of the Company shall be eligible to become a Participant and receive an Award. All Non-Employee Directors shall be eligible to become a Participant and receive an Award. The Committee shall from time to time choose from such eligible Employees those to whom an Award shall be granted, and the Board shall from time to time choose whether to grant Awards to Non-Employee Directors. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year.

6.	Awards

The Committee may grant any one (1) or more of the following types of Awards to Participants:

(a) Options.    An Option is an option to purchase a specified number of Shares exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including, but not limited to, the following:

i. The maximum number of Shares with respect to which Options may be granted during any Plan Year to any single Participant shall be 400,000.

ii. Options granted under the Plan shall be Incentive Stock Options, Nonqualified Stock Options, or some combination thereof; provided that Incentive Stock Options may only be granted to Employees of the Company or a corporate Subsidiary.

iii. A Participant shall not be granted an Option unless he or she enters into an agreement with the Company that he or she will remain in the service of the Company, a Subsidiary or an Affiliate for a period of at least twelve (12) months (commencing on the first day of the month in which the Option is granted) or until his or her earlier Retirement, at the pleasure of the Company. The agreement shall provide that it does not confer upon the Participant any right to continue in the employ or service of the Company or of any such Subsidiary or Affiliate; neither shall it, except for said period of at least twelve (12) months, restrict the right of the individual to terminate employment or service at any time.

iv. The exercise price shall be equal to at least 100 percent of the Fair Market Value of the Common Stock on the date of the grant. For this purpose, the date of grant may not be any date prior to the date the Committee takes action to authorize the Award.

v. The Exercise Period of the Option must not be more than ten (10) years from the date of grant.

vi. Unless the Committee determines otherwise as set forth in the Award agreement, each Option granted to an Employee shall be subject to the following conditions:

(a) If a Participant ceases to be a full-time Employee of the Company, a Subsidiary or an Affiliate for any reason other than Disability, Retirement, death or involuntary termination of employment due to the sale of an Operating Unit, then, subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine the extent, if any, and the conditions under which an Option may be exercised.

(b) If a Participant ceases to be an Employee of the Company, a Subsidiary or an Affiliate by reason of Disability or Retirement, then the Option shall terminate at the earlier of five (5) years from the date of cessation of employment or the expiration of the Exercise Period; and

(c) If a Participant ceases to be an Employee of the Company, a Subsidiary or an Affiliate by reason of death or involuntary termination of employment due to the sale of an Operating Unit, or if the Subsidiary or Affiliate which employs the Participant ceases to be a Subsidiary or Affiliate of the Company, then the Option shall terminate at the earlier of one (1) year from the date of death, date of involuntary termination of employment due to the sale of an Operating Unit, date the Subsidiary or Affiliate ceases to be a Subsidiary or Affiliate, or the expiration of the Exercise Period.

With respect to Options granted to Non-Employee Directors, the Board shall determine the terms and conditions of exercise thereof.

vii. The purchase price of any Option may be paid (a) in cash or its equivalent; (b) with the consent of the Committee, by tendering (including by attestation) previously acquired Shares valued at their Fair Market Value; (c) with the consent of the Committee, through a cashless exercise procedure established by the Committee; or (d) with the consent of the Committee, by any combination of the foregoing. Any election under (b) above shall be made in writing and shall be made according to such rules and in such form as the Committee shall determine.

(b) Restricted Stock.    Restricted Stock is Common Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which may include, but is not limited to, the lapse of restrictions upon achievement of one (1) or more Performance Goals over a specified Performance Period, as determined pursuant to a Performance Formula. Subject to the specified restrictions, the Participant as owner of those shares of Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to that stock while subject to those restrictions shall be accumulated, with or without interest, or reinvested in Common Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be registered in the name of the Participant and, at the Company’s sole discretion, shall be held in book entry form subject to the Company’s instructions or shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Company until the restrictions on those shares of Restricted Stock lapse. Restricted Stock shall be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including, but not limited to, the following:

i. The maximum number of Shares of Restricted Stock (when added to the number of Restricted Stock Units) which may be granted during any Plan Year to any single Participant shall be 200,000.

ii. Restricted Stock granted pursuant to the achievement of one (1) or more Performance Goals as determined by a Performance Formula shall be subject to a minimum one (1)-year vesting period from the date of the grant. The minimum vesting period for time-based Restricted Stock shall be three (3) years following the date of the grant. Notwithstanding the foregoing, the Committee may, in its discretion, provide that the restrictions imposed on Restricted Stock shall lapse upon the Participant’s death, Disability or Retirement.

(c) Stock Appreciation Rights (SARs).    A SAR is the right to receive a payment measured by the increase in the Fair Market Value of a specified number of Shares from the date of grant of the SAR to the date on which the Participant exercises the SAR. SARs may be (i) freestanding SARs or (ii) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or any part of the related Option. SARs shall be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including, but not limited to, the following:

i. The maximum number of Shares with respect to which a SAR may be granted to any one (1) Participant during any Plan Year shall be 400,000.

ii. The payment to which the Participant is entitled on exercise of a SAR may be made in cash, in Common Stock valued at Fair Market Value on the date of exercise, or partly in cash and partly in Common Stock, as the Committee may determine.

iii. A Participant shall not be granted a SAR unless he or she enters into an agreement with the Company that he or she will remain in the service of the Company, a Subsidiary or an Affiliate for a period of at least twelve (12) months (commencing on the first day of the month in which the SAR is granted) or until his or her earlier Retirement, at the pleasure of the Company. The agreement shall provide that it does not confer upon the Participant any right to continue in the employ or service of the Company or of any such Subsidiary or Affiliate; neither shall it, except for said period of at least twelve (12) months, restrict the right of the Participant to terminate employment or service at any time.

iv. The grant price shall be equal to at least 100 percent of the Fair Market Value of the Common Stock on the date of the grant. For this purpose, the date of grant may not be any date prior to the date the Committee takes action to authorize the Award.

v. The Exercise Period of a SAR must not be more than ten (10) years from the date of grant.

(d) Restricted Stock Units.    A Restricted Stock Unit is the right to receive a payment equal to the Fair Market Value of a Share, which payment will occur at such time or times and subject to such conditions as the Committee may determine, which may include, but is not limited to, the payment in whole or part upon achievement of one (1) or more Performance Goals over a specified Performance Period, as determined pursuant to a Performance

Formula. A Restricted Stock Unit may also entitle the Participant, if so determined by the Committee, to a payment equal to the dividends or other distributions paid on a Share while the Restricted Stock Unit is outstanding, with or without interest, or deemed reinvested in Common Stock and held subject to the same conditions on payment as the Restricted Stock Units and such other terms and conditions as the Committee shall determine. Restricted Stock Units shall be subject to such other terms and conditions as the Committee may determine consistent with the provisions of the Plan, including, but not limited to, the following:

i. The maximum number of Shares with respect to which Restricted Stock Units (when added to Shares of Restricted Stock) may be granted during any Plan Year to any single Participant shall be 200,000.

ii. Restricted Stock Units may be paid in cash, in Common Stock (valued at Fair Market Value on the payout date or at the sole discretion of the Committee, the day immediately preceding that date), or partly in cash and partly in Common Stock, as the Committee may determine.

iii. Restricted Stock Units granted pursuant to the achievement of one (1) or more Performance Goals as determined by a Performance Formula shall be subject to a minimum one (1)-year vesting period from the date of the grant. The minimum vesting period for time-based Restricted Stock Units shall be three (3) years following the date of the grant. Notwithstanding the foregoing, the Committee may, in its discretion, provide that the Restricted Stock Units shall nonetheless vest upon the Participant’s death, Disability, Retirement, or involuntary termination due to the sale of an Operating Unit.

(e) Performance Award.    A “Performance Award” is an Award denominated in cash or Shares, the payment or delivery of which is based on the achievement of one (1) or more Performance Goals over a Performance Period, as specified in a Performance Formula. A Performance Award can be either a single-year or multi-year award. A Participant may be awarded a multi-year and a single-year Performance Award during the same Plan Year. Performance Awards shall be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including, but not limited to, the following:

i. The maximum amount of compensation (including the Fair Market Value of any Common Stock) that may be paid or delivered to any one (1) Participant with respect to Performance Award(s) that become originally payable during any Plan Year shall be $5 million. This maximum limitation shall not include earnings credited on amounts deferred under Section 15(a)(i).

ii. A Participant shall not be granted a Performance Award unless he or she enters into an agreement with the Company that he or she will remain in the service of the Company, a Subsidiary or an Affiliate for a period of at least twelve (12) months (commencing on the first day of the month in which the Performance Award is granted) or until his or her earlier Retirement, at the pleasure of the Company. The agreement shall provide that it does not confer upon the Participant any right to continue in the employ or service of the Company or of any such Subsidiary or Affiliate; neither shall it, except for said period of at least twelve (12) months, restrict the right of the Participant to terminate employment or service at any time.

iii. Performance Awards may be paid in cash, in Common Stock (valued at Fair Market Value on the payout date or at the sole discretion of the Committee, the day immediately preceding that date), or partly in cash and partly in Common Stock, as the Committee may determine.

iv. Until such time as the full amount of any Performance Award has been actually paid or delivered to the Participant, his or her right to receive any amount shall be wholly contingent on, and shall be forfeited if, prior to payment thereof, the Participant at any time prior or subsequent to his or her Retirement, resignation or termination of employment or service with the Company, its Subsidiaries or Affiliates shall do any act, or engage directly or indirectly (whether as owner, partner, officer, employee or otherwise) in the operation or management of any business which in the judgment of the Committee shall be detrimental to or in competition with the Company, any of its Subsidiaries or Affiliates.

v. Unless the Committee expressly determines that a Performance Award need not qualify for the performance-based exception of Section 162(m)(4)(C) of the Code, the Committee shall take all steps reasonably necessary to ensure that Awards made pursuant to this Section 6(e) will qualify for such exception.

(f) Other Stock-Based Awards.    Subject to the terms of this Plan, the Committee (subject to the approval of the Board in the case of Non-Employee Directors) may grant to Participants other types of Awards, which may be denominated, payable or valued in Shares. Without limitation, such Award may include the issuance of Shares of unrestricted Stock or Stock Units, which may be awarded as a bonus, as director fees, or upon the attainment of Performance Goals. The Committee shall determine all terms and conditions of the Award, including, but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100 percent of Fair Market Value on the date of the Award. The maximum number of Shares issued to, or subject to an award granted to, a Participant under this Section in any Plan Year shall be limited to 200,000.

7.	Transferability

Awards under the Plan are not transferable otherwise than by will or the laws of descent or distribution, except that a Participant may, to the extent allowed by the Committee and in the manner specified by the Committee, transfer any Award or designate a beneficiary to receive payment of an Award. The Committee shall have authority, at its discretion, to amend Award agreements and to allow the transfer of any existing Award in the manner specified by the Committee; provided that any such transfer shall be made without value or consideration to the Participant.

8.	Award Agreements

Each Award under the Plan shall be evidenced by an Award agreement. Each Award agreement shall set forth the terms and conditions applicable to the Award as determined by the Committee, which may include, but is not limited to, provisions for (a) the time at which the Award becomes exercisable or otherwise vests or becomes payable; (b) the treatment of the Award in the event of the termination of a Participant’s status as an Employee or a Non-Employee Director; and (c) any special provisions applicable in the event of an occurrence of a change in control of the Company.

9.	Withholding

The Company shall have the right to withhold from any cash payable or Shares deliverable to a Participant, or require that a Participant make arrangements satisfactory to the Company for payment of, such amounts as the Company shall determine for the purpose of satisfying its statutory liability to withhold federal, state and local income taxes, including payroll taxes, incurred by reason of the grant, exercise, vesting or payment of any Award. In the discretion of the Committee, a Participant may be permitted to satisfy the Company’s minimum statutory withholding requirements by tendering previously acquired Shares or by electing to have the Company withhold Shares otherwise issuable to the Participant, having a Fair Market Value, on the date income is recognized, to the minimum amount required to be withheld. The election shall be made in writing and shall be made according to such rules and in such form as the Committee shall determine.

10.	Adjustment of Number of Shares

If a dividend shall be declared upon the Common Stock payable in Shares (other than a stock dividend declared in lieu of an ordinary cash dividend), then the number of Shares then subject to any Award, the maximum number of Shares set forth in Sections 6(a)(i), 6(b)(i), 6(c)(i), and 6(d)(i) and the number of Shares reserved for issuance pursuant to the Plan, shall be adjusted by adding to each Share the number of Shares which would be distributable thereon if such Share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. If the outstanding Shares shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then for each Share reserved for issuance pursuant to the Plan, the maximum number of Shares set forth in Sections 6(a)(i), 6(b)(i), 6(c)(i) and 6(d)(i), and the number of Shares then subject to any such Award, there shall be substituted the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed or exchanged. If there shall be any change, other than as specified above in this paragraph, in the number or kind of outstanding Shares or of any stock or other security into which such Common Stock shall have been changed or for which it shall have been exchanged, then the Board may in its sole discretion determine that such change equitably requires an adjustment in the number or kind of Shares theretofore reserved for issuance pursuant to the Plan, the maximum number of Shares set forth in Sections 6(a)(i), 6(b)(i), 6(c)(i), 6(d)(i) and/or of the Shares then subject to an Award, and such adjustment shall be made by the Board and shall be effective and binding for all purposes. The option price or SAR price in each Award agreement for each Share or other securities substituted or adjusted as provided for in this paragraph shall be determined by dividing the option or SAR price in such agreement for each Share prior to such substitution or adjustment by the number of Shares or the fraction of a Share substituted for such Share or to which such Share shall have been adjusted. No adjustment or substitution provided for in this paragraph shall require the Company to sell or issue a fractional Share under any Award, and the total substitution or adjustment with respect to each Award agreement shall be limited accordingly.

11.	Shares Available

(a) Subject to adjustment pursuant to Section 10, the following number of Shares shall be reserved for purposes of Awards under the Plan:

i. The remaining number of Shares not yet subject to Awards from the 1,500,000 Shares authorized by Shareholders for Awards under the Plan effective January 1, 2002; plus

ii. The remaining number of Shares not yet subject to Awards from the 1,250,000 Shares authorized by Shareholders for Awards under the Plan effective January 1, 2007; plus

iii 1,250,000 additional Shares approved by Shareholders for Awards under this amended Plan effective February 10, 2009.

The Shares to be delivered under the Plan may consist, in whole or part, of Treasury Stock or authorized but unissued Common Stock, not reserved for any other purpose.

(b) The maximum number of Shares which may be issued pursuant to the exercise of Incentive Stock Options may not exceed 50 percent of the Shares reserved under (a) above.

(c) The maximum number of Shares with respect to which Awards may be granted to any one (1) Participant under the Plan is 35 percent of the aggregate number of Shares reserved under (a) above. A maximum of 35 percent of Shares reserved under (a) above may be issued as Awards other than Options or Stock Appreciation Rights.

(d) If an Award lapses, expires, terminates or is cancelled without the issuance of Shares or the payment of cash under the Award, or if Shares are forfeited under an Award, then the Shares subject to or reserved for issuance under such Award or such forfeited Shares may again be used for new Awards under this Plan in accordance with the first sentence of subsection (a). If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Option or in payment of withholding taxes related to the Option, then the Shares so purchased or delivered may not again be used for new Awards under this Plan. With respect to SARs, when a stock-settled SAR is exercised, the number of SARs being exercised shall be counted against the Shares available for issuance as one (1) Share for every Share subject thereto, regardless of the number of Shares issued upon the exercise of the SAR.

(e) In addition to the Shares reserved for Awards under subsection (a), if any Shares subject to Options granted under the A. O. Smith Corporation Long-Term Executive Incentive Compensation Plan, effective as of January 1, 1999, would again become available for new grants under the terms of such prior plan if the prior plan were still in effect, then those Shares will be available for the granting of Awards under this Plan, thereby increasing the number of Shares available for issuance as specified in the first sentence of subsection (a).

12.	Expenses

The expenses of administering the Plan shall be borne by the Company.

13.	Non-Exclusivity

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, and such arrangements may be either generally applicable or applicable only in specific cases.

14.	Amendment and Termination

(a) The Board, without further approval of the stockholders, may from time to time amend, suspend or terminate, in whole or in part, any or all of the provisions of the Plan in such respects as the Board may deem advisable; provided, however, that no amendment shall become effective without prior approval of the stockholders if the Board determines such approval is required by: (i) the rules and/or regulations promulgated under Section 16 of the Exchange Act (for this Plan to remain qualified under Rule 16b-3), (ii) the Code or any rules promulgated thereunder (such as to allow for Incentive Stock Options to be granted under this Plan or to enable the Company to comply with the provisions of Section 162(m) of the Code so that the Company can deduct compensation in excess of the limitation set forth in that section), or (iii) the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the Shares are then traded (to maintain the listing or quotation of the Shares on that exchange); and stockholders must approve any of the following Plan amendments: (A) an amendment to increase any number of Shares specified in Sections 6(a)(i), 6(b)(i), 6(c)(i), 6(d)(i), 11(a) and 11(b) (except as permitted by Section 10) or the maximum amount payable under Section 6(e)(i); or (B) an amendment to Section 14(b).

(b) Notwithstanding anything in the Plan to the contrary, neither the Plan nor any Award agreement governing Options or SARs may be amended to reduce the exercise price or the grant price, as applicable, nor may any Option or SAR be cancelled and replaced with an Award having a lower exercise price or grant price, as applicable, without approval of the stockholders of the Company.

(c) Subject to the provisions of the Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise, vesting or payment of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant or any other persons as may then have an interest in the Award, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 10) and is not inconsistent with the terms of the Plan.

(d) Notwithstanding the foregoing, the authority of the Committee to administer this Plan and modify or amend an Award may extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) No amendment to the Plan or any Award shall, without the Participant’s consent, alter or impair any of the rights or obligations under any Award theretofore granted to him or her under the Plan; provided that Participant (or other interested party) consent is not required for an amendment to the Plan or any Award pursuant to the provisions of Section 10, to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting treatment of any Award for the Company.

15.	Miscellaneous

(a) The grant of any Award under this Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

i. one (1) or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

ii. restrictions on resale or other disposition of Shares acquired under an Award; and

iii. compliance with federal or state securities laws and stock exchange requirements.

(b) No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(c) Neither the establishment of this Plan nor the selection of any individual as a Participant shall give any Participant any right to be retained in the employ or service of the Company, its Subsidiaries or Affiliates; and no Participant, and no person claiming under or through a Participant, shall have any right or interest in the Plan or any Award hereunder unless and until the terms, conditions and provisions of the Plan affecting such Participant, and those of any contract between such Participant and the Company (or Subsidiaries or Affiliates) under the Plan, shall have been complied with as specified therein.

(d) No moneys or other property of the Company (or Subsidiaries or Affiliates) under this Plan, whether inchoate, accrued or determined or determinable in amount, shall be subject to any claim of any creditor of any Participant, nor shall any Participant or beneficiary have any right or power to alienate, anticipate, commute, pledge, encumber or assign any incentive compensation fund or incentive compensation allocation provided for hereunder.

(e) This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or any other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(f) The granting of Awards under this Plan and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(g) This Plan, and all agreements under this Plan, should be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles, except for corporate law matters which are governed by the laws of the State of Delaware. Any legal action or proceeding with respect to this Plan, any Award or any Award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award agreement, may only be brought and determined in a court sitting in the County of Milwaukee, or the Federal District Court for the Eastern District of Wisconsin sitting in the County of Milwaukee, in the State of Wisconsin.

(h) If any provision of this Plan or any Award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.

COMPANY #

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

A. O. SMITH CORPORATION

Tuesday, April 14, 2009

11:00 a.m. Eastern Daylight Time

(meeting location and directions on back page)

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on April 14, 2009.

1.	This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.	The Proxy Statement and Annual Report are available at www.ematerials.com/aos.

3.	If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 1, 2009, to facilitate timely delivery.

Matters intended to be acted upon at the meeting are:

1.	To elect seven directors chosen by the holders of Class A Common Stock.

Ronald D. Brown	William F. Buehler	Gloster B. Current, Jr.	Paul W. Jones
Bruce M. Smith	Mark D. Smith	Gene C. Wulf

To elect three directors chosen by holders of Common Stock.

William P. Greubel	Robert J. O’Toole	Idelle K. Wolf

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009.

3.	To approve an amendment to the A. O. Smith Combined Incentive Compensation Plan to increase the authorized shares of Common Stock by 1,250,000.

4.	To transact such other business and act upon such other matters which may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

All stockholders of record as of February 16, 2009, are entitled to vote.

You may immediately vote your proxy on the Internet at: www.eproxy.com/aos

• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CDT) on April 13, 2009.

•        Please have available the Company Number and the Control Number, both located at the top of this page, along with the last four digits of your Social Security Number or Tax Identification Number. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

To request paper copies of the proxy materials, which include the Proxy Card,

Proxy Statement and Annual Report, please contact us via:

Internet – Access the Internet and go to www.ematerials.com/aos. Follow the instructions to log in and order copies.

Telephone – Call us free of charge at 1-866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

E-mail – Send us an e-mail at ep@ematerials.com with “A. O. Smith Materials Request” in the subject line. The e-mail must include:

• The Company # and the Control # contained in this Notice.

• Your preference to receive printed materials via mail –or – to receive an e-mail with links to the electronic materials.

• If you choose e-mail delivery, you must include the e-mail address.

•        If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security / Tax Identification Number in the e-mail.

Directions to Annual Meeting of Stockholders on April 14, 2009:

Location:	A. O. Smith Corporation
855 North Third Street
Tipp City, Ohio 45371

Directions:	Exit airport, take Highway 40 (East National Road) east to Interstate 75. Take I-75 north to the Tipp City/West Milton exit (Highway 571). Take Highway 571 (Main Street) east to Third Street. Take Third Street north to 855 North Third Street. A. O. Smith is on the left.

COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Please have available the Company Number and the Control
Number, both located at the top of this page, along with the
ADDRESS BLOCK	last four digits of your Social Security Number or Tax
Identification Number.

Your phone or Internet vote authorizes the named proxies to
vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/aos Use the Internet to vote your proxy until 12:00 p.m. (CT) on April 13, 2009.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on April 13, 2009.

MAIL – Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to A. O. SMITH CORPORATION, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

ò Please detach here. ò

A. O. SMITH CORPORATION 2009 ANNUAL MEETING

PROXY - COMMON STOCK

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

1. Election of directors:	01 William P. Greubel	03 Idelle K. Wolf	☐ Vote FOR		☐ Vote WITHHELD
	02 Robert J. O’Toole		all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Proposal to approve the ratification of Ernst & Young LLP as the independent registered public accounting firm of the corporation:			☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Proposal to approve an amendment to the A. O. Smith Combined Incentive Compensation Plan to increase the authorized shares of Common Stock by 1,250,000:			☐ FOR	☐ AGAINST	☐ ABSTAIN

Directors recommend a vote FOR proposals 1, 2 and 3.			Date

Address change? Mark Box ☐ ☐ I plan to attend meeting. Indicate changes below:
Signature(s) in Box
Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 14, 2009

11:00 a.m. Eastern Daylight Time

A. O. Smith Corporation

855 North Third Street

Tipp City, OH 45371

A. O. SMITH CORPORATION

PROXY - COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints PAUL W. JONES, TERRY M. MURPHY and JAMES F. STERN, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of A. O. Smith Corporation to be held on April 14, 2009, at 11:00 a.m. Eastern Daylight Time, at 855 North Third Street, Tipp City, Ohio, or at any adjournment thereof, and there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

PLEASE VOTE BY INTERNET OR TELEPHONE OR MARK, SIGN, DATE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Please have available the Company Number and the Control
Number, both located at the top of this page, along with the
ADDRESS BLOCK	last four digits of your Social Security Number or Tax
Identification Number.

Your phone or Internet vote authorizes the named proxies to
vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/aos Use the Internet to vote your proxy until 12:00 p.m. (CT) on April 13, 2009.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on April 13, 2009.

MAIL – Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to A. O. SMITH CORPORATION, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

ò Please detach here. ò

A. O. SMITH CORPORATION 2009 ANNUAL MEETING

PROXY – CLASS A COMMON STOCK

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

1. Election of directors:	01 Ronald D. Brown	05 Bruce M. Smith	☐ Vote FOR		☐ Vote WITHHELD
	02 William F. Buehler	06 Mark D. Smith	all nominees		from all nominees
	03 Gloster B. Current, Jr.	07 Gene C. Wulf	(except as marked)
04 Paul W. Jones

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Proposal to approve the ratification of Ernst & Young LLP as the independent registered public accounting firm of the corporation:			☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Proposal to approve an amendment to the A. O. Smith Combined Incentive Compensation Plan to increase the authorized shares of Common Stock by 1,250,000:			☐ FOR	☐ AGAINST	☐ ABSTAIN

Directors recommend a vote FOR proposals 1, 2 and 3.			Date

Address change? Mark Box ☐ ☐ I plan to attend meeting. Indicate changes below:
Signature(s) in Box
Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 14, 2009

11:00 a.m. Eastern Daylight Time

A. O. Smith Corporation

855 North Third Street

Tipp City, OH 45371

A. O. SMITH CORPORATION

PROXY – CLASS A COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints PAUL W. JONES, TERRY M. MURPHY and JAMES F. STERN, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of A. O. Smith Corporation to be held on April 14, 2009, at 11:00 a.m. Eastern Daylight Time, at 855 North Third Street, Tipp City, Ohio, or at any adjournment thereof, and there to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

PLEASE VOTE BY INTERNET OR TELEPHONE OR MARK, SIGN, DATE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.